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Freeport-McMoRan
Reports Third-Quarter and Nine-Month 2014 Results

▪
Net income attributable to common stock totaled $552 million, $0.53 per share, for third-quarter 2014, compared with net income of $821 million, $0.79 per share, for third-quarter 2013. Net income attributable to common stock for the first nine months of 2014 totaled $1.5 billion, $1.47 per share, compared with $2.0 billion, $1.96 per share, for the first nine months of 2013.

▪
Consolidated sales for third-quarter 2014 totaled 1.08 billion pounds of copper, 525 thousand ounces of gold, 22 million pounds of molybdenum and 12.5 million barrels of oil equivalents (MMBOE), compared with third-quarter 2013 sales of 1.04 billion pounds of copper, 305 thousand ounces of gold, 23 million pounds of molybdenum and 16.5 MMBOE.

▪
Consolidated sales for the year 2014 are expected to approximate 3.9 billion pounds of copper, 1.2 million ounces of gold, 95 million pounds of molybdenum and 56.2 MMBOE, including 1.0 billion pounds of copper, 350 thousand ounces of gold, 21 million pounds of molybdenum and 11.5 MMBOE for fourth-quarter 2014.

▪
Average realized prices for third-quarter 2014 were $3.12 per pound for copper (compared with $3.28 per pound for third-quarter 2013), $1,220 per ounce for gold (compared with $1,329 per ounce for third-quarter 2013) and $88.58 per barrel for oil (compared with $104.33 per barrel for third-quarter 2013).

▪
Consolidated unit net cash costs for third-quarter 2014 averaged $1.34 per pound of copper for mining operations (compared with $1.46 per pound for third-quarter 2013) and $20.93 per barrel of oil equivalents (BOE) for oil and gas operations (compared with $16.80 per BOE for third-quarter 2013).

▪
Operating cash flows totaled $1.9 billion (including $78 million in working capital sources and changes in other tax payments) for third-quarter 2014 and $4.5 billion (net of $699 million in working capital uses and changes in other tax payments) for the first nine months of 2014. Based on current sales volume and cost estimates and assuming average prices of $3.00 per pound for copper, $1,250 per ounce for gold, $10 per pound for molybdenum and $90 per barrel for Brent crude oil in fourth-quarter 2014, operating cash flows for the year 2014 are expected to approximate $5.8 billion (net of $0.4 billion of working capital uses and changes in other tax payments).

▪
Capital expenditures totaled $1.9 billion for third-quarter 2014 and $5.4 billion for the first nine months of 2014, including $2.0 billion for major projects at mining operations and $2.4 billion for oil and gas operations. Capital expenditures are expected to approximate $7.5 billion for the year 2014, including $3.0 billion for major projects at mining operations and $3.4 billion for oil and gas operations.

▪
FCX continues to pursue attractive minerals and oil and gas exploration activities which benefit from existing large scale production capacities in proven mining districts and geologic basins. Recent interim drilling results at the 100 percent owned Holstein Deep oil prospect in the Deepwater Gulf of Mexico (GOM) indicate the potential for a large resource that could utilize existing production capacity in the area. In addition, positive exploration drilling targeting large scale sulfide mineralization in the Morenci and Safford/Lone Star mining districts continue to indicate the potential for future long-term growth.

▪
At September 30, 2014, consolidated cash totaled $658 million and consolidated debt totaled $19.7 billion. During third-quarter 2014, FCX redeemed $1.7 billion of senior notes with an average interest rate of 6.6 percent. Additionally, on October 15, 2014, FCX redeemed $400 million of the aggregate principal amount of its 8.625% Senior Notes.

▪
In October 2014, FCX entered into a definitive agreement to sell its 80 percent ownership interest in the Candelaria and Ojos del Salado copper mining operations and supporting infrastructure to Lundin Mining Corporation (Lundin) for $1.8 billion in cash and contingent consideration of up to $0.2 billion. Excluding contingent consideration, FCX estimates after-tax net proceeds from the transaction will approximate $1.5 billion. The transaction is expected to close by year-end 2014.

Freeport-McMoRan	1

PHOENIX, AZ, October 28, 2014 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $552 million, $0.53 per share, for third-quarter 2014, compared with $821 million, $0.79 per share, for third-quarter 2013 and $1.5 billion, $1.47 per share, for the first nine months of 2014, compared with $2.0 billion, $1.96 per share, for the first nine months of 2013. FCX’s net income attributable to common stock for third-quarter 2014 included net charges of $115 million ($0.11 per share), comprised of charges of $192 million associated with a reduction in the carrying values of oil and gas properties pursuant to full cost accounting rules and $47 million related to changes in Chilean tax rules, partly offset by $76 million for net noncash mark-to-market gains on oil and gas derivative contracts, a gain of $31 million from sales of assets and a gain of $17 million for early extinguishment of debt. Third-quarter 2013 net income attributable to common stock included charges of $98 million ($0.09 per share) for net noncash mark-to-market losses on oil and gas derivative contracts.

James R. Moffett, Chairman of the Board; Richard C. Adkerson, Vice Chairman, and FCX President and Chief Executive Officer; and James C. Flores, Vice Chairman, and FM O&G President and Chief Executive Officer, said, "Our third-quarter results reflect solid operating performance throughout our operations. During the quarter, we achieved important milestones at our expanded Morenci copper operations, progressed construction activities at Cerro Verde and advanced our oil and gas exploration and development activities to support future production growth and investment returns.  Results from our Indonesian operations reflect the resumption of concentrate exports in August. As a further step in our debt reduction plan, we reached agreement to sell our mining interests in Candelaria and Ojos del Salado for $1.8 billion in upfront proceeds, bringing gross proceeds from asset sales in 2014 to $4.9 billion. We remain focused on executing our strategy to increase value for shareholders through the development of our large resource base, effective management of our operations, prudent capital and balance sheet management, and providing attractive cash returns to shareholders."

SUMMARY FINANCIAL DATA

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2013		2014		2013[a]
	(in millions, except per share amounts)
Revenues[b]	$5,696	[c,d]	$6,165	[c,d]	$16,203	[c,d]	$15,036	[c,d]
Operating income[b]	$1,132	[e,f,g]	$1,707	[g]	$3,396	[e,f,g]	$3,701	[g,h]
Net income attributable to common stock[i]	$552	[c,d,e,f,g,j,k]	$821	[c,d,g]	$1,544	[c,d,e,f,g,j,k]	$1,951	[c,d,g,h,j,l]
Diluted net income per share of common stock	$0.53	[c,d,e,f,g,j,k]	$0.79	[c,d,g]	$1.47	[c,d,e,f,g,j,k]	$1.96	[c,d,g,h,j,l]
Diluted weighted-average common shares outstanding	1,046		1,043		1,045		993
Operating cash flows[m]	$1,926		$1,878		$4,513		$3,743
Capital expenditures[b]	$1,853		$1,645		$5,415		$3,623
At September 30:
Cash and cash equivalents	$658		$2,219		$658		$2,219
Total debt, including current portion	$19,737		$21,123		$19,737		$21,123

a.	Includes the results of FCX Oil & Gas Inc. (FM O&G) beginning June 1, 2013.

b.	For segment financial results, refer to the supplemental schedule, "Business Segments," beginning on page XI, which is available on FCX's website, "www.fcx.com."

c.
Includes (unfavorable) favorable adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $(22) million ($(10) million to net income attributable to common stock or $(0.01) per share) for third-quarter 2014, $73 million ($35 million to net income attributable to common stock or $0.03 per share) for third-quarter 2013, $(118) million ($(65) million to net income attributable to common stock or $(0.06) per share) for the first nine months of 2014 and $(26) million ($(12) million to net income attributable to common stock or $(0.01) per share) for the first nine months of 2013. For further discussion, refer to the supplemental schedule, "Derivative Instruments," beginning on page X, which is available on FCX's website, "www.fcx.com."

d.
Includes net noncash mark-to-market gains (losses) associated with crude oil and natural gas derivative contracts totaling $122 million ($76 million to net income attributable to common stock or $0.07 per share) for third-quarter 2014, $(158) million ($(98) million to net income attributable to common stock or $(0.09) per share) for third-quarter 2013, $130 million

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($80 million to net income attributable to common stock or $0.08 per share) for the first nine months of 2014 and $(194) million ($(120) million to net income attributable to common stock or $(0.12) per share) for the four-month period from June 1, 2013, to September 30, 2013. For further discussion, refer to the supplemental schedule, "Derivative Instruments," beginning on page X, which is available on FCX's website, "www.fcx.com."

e.
The third quarter and first nine months of 2014 include a charge of $308 million ($192 million to net income attributable to common stock or $0.18 per share) to reduce the carrying value of oil and gas properties pursuant to full cost accounting rules.

f.
The third quarter and first nine months of 2014 include a gain of $46 million ($31 million to net income attributable to common stock or $0.03 per share) primarily from the sale of a metals injection molding plant.

g.
Includes net credits (charges) for adjustments to environmental obligations and related litigation reserves of $1 million ($1 million to net income attributable to common stock or less than $0.01 per share) for third-quarter 2014, $22 million ($14 million to net income attributable to common stock or $0.01 per share) for third-quarter 2013, $(68) million ($(67) million to net income attributable to common stock or $(0.06) per share) for the first nine months of 2014 and $14 million ($7 million to net income attributable to common stock or $0.01 per share) for the first nine months of 2013.

h.
The first nine months of 2013 include transaction and related costs totaling $76 million ($47 million to net income attributable to common stock or $0.05 per share) principally associated with FCX's oil and gas acquisitions.

i.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page XI, which is available on FCX's website.

j.
Includes net gains (losses) on early extinguishment of debt totaling $58 million ($17 million to net income attributable to common stock or $0.02 per share) in third-quarter 2014 and $63 million ($21 million to net income attributable to common stock or $0.02 per share) for the first nine months of 2014 related to the redemption of senior notes and $(45) million ($(36) million to net income attributable to common stock or $(0.04) per share) for the first nine months of 2013 related to the termination of the acquisition bridge loan facilities.

k.
The third quarter and first nine months of 2014 include a tax charge of $54 million ($47 million net of noncontrolling interests or $0.04 per share) related to changes in Chilean tax rules. Additionally, the first nine months of 2014 include a tax charge of $62 million ($0.06 per share) associated with deferred taxes recorded in connection with the allocation of goodwill to the sale of Eagle Ford properties.

l.
The first nine months of 2013 include gains associated with the oil and gas acquisitions, including $128 million to net income attributable to common stock or $0.13 per share, related to FCX's preferred stock investment in and the subsequent acquisition of McMoRan Exploration Co., and $183 million to net income attributable to common stock or $0.18 per share associated with net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances.

m.
Includes net working capital sources (uses) and changes in other tax payments of $78 million for third-quarter 2014, $(294) million for third-quarter 2013, $(699) million for the first nine months of 2014 and $(489) million for the first nine months of 2013.

Freeport-McMoRan	3

SUMMARY OPERATING DATA

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014		2013	2014		2013[a]
Copper (millions of recoverable pounds)
Production	1,027		1,063	2,906		2,952
Sales, excluding purchases	1,077		1,041	2,916		2,946
Average realized price per pound	$3.12		$3.28	$3.14		$3.31
Site production and delivery costs per pound[b]	$1.91		$1.85	$1.92	[c]	$1.96
Unit net cash costs per pound[b]	$1.34	[d]	$1.46	$1.52	[c,d]	$1.62
Gold (thousands of recoverable ounces)
Production	449		327	846		713
Sales, excluding purchases	525		305	871		692
Average realized price per ounce	$1,220		$1,329	$1,251		$1,395
Molybdenum (millions of recoverable pounds)
Production	24		25	73		71
Sales, excluding purchases	22		23	74		71
Average realized price per pound	$14.71		$11.21	$13.01		$12.12
Oil Equivalents
Sales volumes:
MMBOE	12.5		16.5	44.7		21.5
Thousand BOE (MBOE) per day	136		179	164		176
Cash operating margin per BOE:[e]
Realized revenues	$69.08		$80.93	$75.04		$79.40
Cash production costs	20.93		16.80	19.57		16.76
Cash operating margin	$48.15		$64.13	$55.47		$62.64

a.	Includes the results of FM O&G beginning June 1, 2013.

b.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, excluding net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

c.
The first nine months of 2014 excludes $0.05 per pound of copper for fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT Freeport Indonesia's (PT-FI) operating rates.

d.	Includes $0.06 per pound of copper in third-quarter 2014 and $0.02 per pound of copper for the first nine months of 2014 for export duties and increased royalty rates at PT-FI.

e.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude noncash mark-to-market adjustments on derivative contracts, and cash production costs exclude accretion and other costs. For reconciliations of realized revenues and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page XIV, which is available on FCX's website, “www.fcx.com.”

Consolidated Sales Volumes
Third-quarter 2014 consolidated copper sales of 1.08 billion pounds were higher than third-quarter 2013 sales of 1.04 billion pounds, and approximated the July 2014 estimate of 1.07 billion pounds.
Third-quarter 2014 consolidated gold sales of 525 thousand ounces were higher than third-quarter 2013 sales of 305 thousand ounces because of higher ore grades, and higher than the July 2014 estimate of 445 thousand ounces primarily because of higher production and the timing of shipments.
Third-quarter 2014 consolidated molybdenum sales of 22 million pounds were slightly lower than third-quarter 2013 and the July 2014 estimate of 23 million pounds.

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Third-quarter 2014 sales from oil and gas operations of 12.5 MMBOE, including 8.6 million barrels (MMBbls) of crude oil, 20.2 billion cubic feet (Bcf) of natural gas and 0.6 MMBbls of natural gas liquids (NGLs), were slightly higher than the July 2014 estimate of 12.2 MMBOE, but were lower than third-quarter 2013 sales of 16.5 MMBOE because of the sale of Eagle Ford properties in June 2014.
Consolidated sales for the year 2014 are expected to approximate 3.9 billion pounds of copper, 1.2 million ounces of gold, 95 million pounds of molybdenum and 56.2 MMBOE, including 1.0 billion pounds of copper, 350 thousand ounces of gold, 21 million pounds of molybdenum and 11.5 MMBOE for fourth-quarter 2014. These sales estimates exclude estimated fourth-quarter 2014 production from the Candelaria and Ojos del Salado mines (totaling approximately 80 million pounds of copper and 25 thousand ounces of gold) because of the pending sale transaction. Refer to page 6 for further discussion of the pending sale transaction.
Consolidated Unit Costs
Mining Unit Net Cash Costs. Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.34 per pound of copper in third-quarter 2014 were lower than unit net cash costs of $1.46 per pound in third-quarter 2013 and the July 2014 estimate of $1.44 per pound primarily because of higher by-product credits.
Assuming average prices of $1,250 per ounce of gold and $10 per pound of molybdenum for fourth-quarter 2014 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.52 per pound of copper for the year 2014. Quarterly unit net cash costs vary with fluctuations in sales volumes and average realized prices (primarily gold and molybdenum prices). The impact of price changes for fourth-quarter 2014 on consolidated unit net cash costs would approximate $0.01 per pound for each $50 per ounce change in the average price of gold and $0.005 per pound for each $2 per pound change in the average price of molybdenum.
Oil and Gas Cash Production Costs per BOE. Cash production costs for oil and gas operations of $20.93 per BOE in third-quarter 2014 were higher than cash production costs of $16.80 per BOE in third-quarter 2013, but lower than the July 2014 estimate of $22 per BOE for the second half of 2014. Higher cash production costs per BOE in third-quarter 2014, compared to third-quarter 2013, primarily reflected the sale of lower cost Eagle Ford properties in June 2014 and higher operating costs in California.
Based on current sales volume and cost estimates for fourth-quarter 2014, cash production costs are expected to approximate $21 per BOE for the year 2014 and $24 per BOE for fourth-quarter 2014.

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method. In addition to copper, molybdenum concentrates are also produced by certain of FCX's North America copper mines.
Operating and Development Activities. FCX has increased production from its North America copper mines in recent years and continues to evaluate a number of opportunities to invest in additional production capacity following positive exploration results. Future investments will be undertaken based on the results of economic and technical feasibility studies and market conditions.
At Morenci, the mill expansion project commenced operations in May 2014 and is expected to reach full rates by year-end 2014. The project targets average incremental annual production of approximately 225 million pounds of copper (an approximate 40 percent increase from 2013) through an increase in milling rates from 50,000 metric tons of ore per day to approximately 115,000 metric tons of ore per day. During third-quarter 2014, Morenci's mill rates averaged 77,900 metric tons per day. At full rates, Morenci's copper production is expected to average over 900 million pounds per year over the next five years.
Construction of the expanded Morenci milling facility is substantially complete. Remaining items include completion of the molybdenum circuit, which would add capacity of approximately 9 million pounds of molybdenum per year, and the construction of an expanded tailings storage facility, which is expected to be completed in 2015. As of September 30, 2014, $1.5 billion had been incurred for this project, with approximately $0.1 billion remaining to be incurred.

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Operating Data. Following is summary consolidated operating data for the North America copper mines for the third quarters and first nine months of 2014 and 2013:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Copper (millions of recoverable pounds)
Production	423	354	1,203	1,046
Sales	436	363	1,230	1,088
Average realized price per pound	$3.17	$3.27	$3.19	$3.37

Molybdenum (millions of recoverable pounds)
Production[a]	8	9	25	26

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.83	$2.00	$1.86	$2.03
By-product credits	(0.26)	(0.24)	(0.25)	(0.25)
Treatment charges	0.11	0.10	0.11	0.10
Unit net cash costs	$1.68	$1.86	$1.72	$1.88

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

North America's consolidated copper sales volumes of 436 million pounds in third-quarter 2014 were 20 percent higher than third-quarter 2013 sales of 363 million pounds, primarily reflecting higher mining and milling rates at Morenci and higher ore grades at Chino. Copper sales from North America are expected to approximate 1.7 billion pounds for the year 2014, compared with 1.4 billion pounds in 2013. North America copper production is expected to continue to increase for the year 2015 as a result of higher mill rates from the Morenci expansion.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.68 per pound of copper in third-quarter 2014 were lower than unit net cash costs of $1.86 per pound in third-quarter 2013, primarily reflecting higher copper sales volumes. Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.73 per pound of copper for the year 2014, based on current sales volume and cost estimates and assuming an average molybdenum price of $10 per pound for fourth-quarter 2014. North America's average unit net cash costs for fourth-quarter 2014 would change by approximately $0.007 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates four copper mines in South America - Cerro Verde in Peru and El Abra, Candelaria and Ojos del Salado in Chile. FCX owns a 53.56 percent interest in Cerro Verde, a 51 percent interest in El Abra, and an 80 percent interest in the Candelaria and Ojos del Salado mining complex. All operations in South America are consolidated in FCX's financial statements. In addition to copper, the Candelaria and Ojos del Salado mines produce gold and silver, and the Cerro Verde mine produces molybdenum concentrates.
In October 2014, FCX entered into a definitive agreement to sell its 80 percent ownership interest in the Candelaria and Ojos del Salado copper mining operations and supporting infrastructure to Lundin for $1.8 billion in cash and contingent consideration of up to $0.2 billion. Contingent consideration is calculated as 5 percent of net copper revenues in any annual period over the next five years when the average copper price exceeds $4.00 per pound. Excluding contingent consideration, FCX estimates after-tax net proceeds from the transaction of approximately $1.5 billion.
As of December 31, 2013, FCX estimated that Candelaria and Ojos del Salado had consolidated recoverable proven and probable reserves totaling 4.0 billion pounds of copper and 1.1 million ounces of gold, determined using a long-term average price of $2.00 per pound for copper and $1,000 per ounce for gold. Consolidated production for the first nine months of 2014 totaled 246 million pounds of copper and 62 thousand ounces of gold.

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The transaction has an effective date of June 30, 2014, and is expected to close by year-end 2014, subject to regulatory approvals and customary closing conditions. FCX expects to record an after-tax net gain of approximately $450 million related to the transaction.
Development Activities. Construction activities associated with a large-scale expansion at Cerro Verde are in progress. Detailed engineering and major procurement activities are complete and construction progress is approaching 40 percent completion. The project will expand the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of molybdenum beginning in 2016. As of September 30, 2014, $2.7 billion had been incurred for this project, with approximately $1.9 billion remaining to be incurred.
FCX continues to evaluate a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results in recent years at El Abra indicate a significant sulfide resource, which could potentially support a major mill project. Future investments will be dependent on technical studies, economic factors and global copper market conditions.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the third quarters and first nine months of 2014 and 2013:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Copper (millions of recoverable pounds)
Production	284	347	898	944
Sales	271	323	888	923
Average realized price per pound	$3.10	$3.30	$3.12	$3.30

Gold (thousands of recoverable ounces)
Production	20	30	62	70
Sales	16	26	59	68
Average realized price per ounce	$1,234	$1,335	$1,280	$1,415

Molybdenum (millions of recoverable pounds)
Production[a]	3	4	8	8

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.67	$1.49	$1.61	$1.57
By-product credits	(0.23)	(0.22)	(0.24)	(0.25)
Treatment charges	0.16	0.16	0.17	0.17
Unit net cash costs	$1.60	$1.43	$1.54	$1.49

a.	Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

South America's consolidated copper sales volumes of 271 million pounds in third-quarter 2014 were lower than third-quarter 2013 sales of 323 million pounds, primarily reflecting anticipated lower ore grades at Candelaria and Cerro Verde. Sales from South America mining are expected to approximate 1.1 billion pounds of copper for the year 2014 and exclude estimated fourth-quarter 2014 production from the Candelaria and Ojos del Salado mines (totaling approximately 80 million pounds of copper) because of the pending sale transaction.
Average unit net cash costs (net of by-product credits) for South America mining of $1.60 per pound of copper in third-quarter 2014 were higher than unit net cash costs of $1.43 per pound in third-quarter 2013, primarily reflecting lower sales volumes. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.56 per pound of copper for the year 2014, based on current sales volume and cost

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estimates and assuming average prices of $1,250 per ounce of gold and $10 per pound of molybdenum for fourth-quarter 2014.

Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT-FI, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrates that contain significant quantities of gold and silver.
Regulatory Matters. On July 25, 2014, PT-FI entered into a Memorandum of Understanding (MOU) with the Indonesian government under which PT-FI and the government agreed to negotiate an amended Contract of Work (COW) to address provisions related to the size of PT-FI’s concession area, royalties and taxes, domestic processing and refining, divestment, local content, and continuation of operations post-2021. Execution of the MOU enabled the resumption of concentrate exports, which had been suspended since January 2014.
Under the MOU, provisions to be addressed in the negotiation of an amended COW include provisions for the development of new copper smelting and refining capacity in Indonesia, provisions for divestment to the Indonesian government and/or Indonesian nationals of up to a 30 percent interest (an additional 20.64 percent interest) in PT-FI at fair value, and continuation of operations from 2022 through 2041. The MOU provides that negotiations for an amended COW will take into consideration PT-FI’s need for assurance of legal and fiscal terms post-2021 for PT-FI to continue with its large-scale investment program for the development of its underground reserves. PT-FI is engaged in discussions with the Indonesian government regarding an amended COW.
Effective with the signing of the MOU, PT-FI provided a $115 million assurance bond to support its commitment for smelter development, agreed to increase royalties to 4.0 percent for copper and 3.75 percent for gold from the previous rates of 3.5 percent for copper and 1.0 percent for gold, and to pay export duties set forth in a new regulation. The Indonesian government revised its January 2014 regulations regarding export duties to incorporate reduced rates for copper concentrate exports for companies engaged in smelter development. The revised regulations provide for duties on copper concentrate exports during smelter development initially at 7.5 percent, declining to 5.0 percent when development progress exceeds 7.5 percent and is eliminated when development progress exceeds 30 percent. During third-quarter 2014, PT-FI paid export duties of $42 million and increased royalties of $20 million.
Under the MOU, no terms of the COW other than those relating to export duties, the smelter bond and royalties described above will be changed until the completion of an amended COW.
Development Activities. PT-FI has several projects in progress in the Grasberg minerals district related to the development of large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to ramp up over several years to process approximately 240,000 metric tons of ore per day following the transition from the Grasberg open pit, currently anticipated to occur in 2017. Development of the Grasberg Block Cave and Deep Mill Level Zone (DMLZ) underground mines is advancing to enable DMLZ to commence production in 2015 and the Grasberg Block Cave mine to commence production in 2017. Over the next five years, estimated aggregate capital spending on these projects is currently expected to average $0.9 billion per year ($0.7 billion per year net to PT-FI). Considering the long-term nature and size of these projects, actual costs could vary from these estimates. Additionally, PT-FI may reduce or defer these activities pending resolution of negotiations for an amended COW.

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Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the third quarters and first nine months of 2014 and 2013:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2014		2013	2014		2013
Copper (millions of recoverable pounds)
Production	203		253	465		611
Sales	258		237	484		593
Average realized price per pound	$3.05		$3.30	$3.09		$3.27

Gold (thousands of recoverable ounces)
Production	426		297	776		640
Sales	505		278	802		620
Average realized price per ounce	$1,219		$1,330	$1,248		$1,393

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$2.42		$2.30	$2.90	[b]	$2.74
Gold and silver credits	(2.44)		(1.65)	(2.16)		(1.52)
Treatment charges	0.25		0.23	0.25		0.23
Export duties	0.16		—	0.09		—
Royalty on metals	0.21	[c]	0.11	0.16	[c]	0.12
Unit net cash costs	$0.60		$0.99	$1.24		$1.57

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

b.
Site production and delivery exclude fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT-FI's operating rates totaling $0.30 per pound of copper for the first nine months of 2014.

c.	Includes $0.08 per pound of copper in third-quarter 2014 and $0.04 per pound of copper for the first nine months of 2014 associated with PT-FI's increased royalty rates.

Indonesia's third-quarter 2014 sales of 258 million pounds of copper and 505 thousand ounces of gold were higher than third-quarter 2013 sales of 237 million pounds of copper and 278 thousand ounces of gold primarily reflecting higher ore grades.
At the Grasberg mine, the sequencing of mining areas with varying ore grades causes fluctuations in quarterly and annual production of copper and gold. Sales from Indonesia mining are expected to approximate 0.7 billion pounds of copper and 1.15 million ounces of gold for the year 2014, compared with 0.9 billion pounds of copper and 1.1 million ounces of gold for the year 2013. Sales from Indonesia mining are expected to increase through 2016 as PT-FI gains access to higher grade ore.
On September 27, 2014, four Grasberg workers were fatally injured when a haul truck collided with a light vehicle near the Grasberg open pit operations. Operations in the Grasberg open pit were temporarily suspended in order to complete internal and government investigations regarding the accident. On October 13, 2014, Indonesian authorities approved the resumption of operations after issuing recommendations on traffic control procedures which have been implemented by PT-FI. Workforce attendance in several operating areas reflect normal levels. However, a large percentage of Grasberg open pit operators have not reported to their scheduled shifts resulting in reduced production from the open pit during October. These actions conflict with agreed policies and processes in the Collective Labor Agreement (CLA) and PT-FI is working with union leadership regarding this work stoppage to resume normal operations as soon as possible.
On October 27, 2014, PT-FI received notice from union leadership indicating its intention to conduct a 30-day strike beginning on November 6. This action is unlawful and inconsistent with the terms of the CLA. PT-FI will continue to engage in discussions with union leadership and to encourage its workers to follow the terms of its CLA to avoid losses to PT-FI, its workers, the local community and all stakeholders.

Freeport-McMoRan	9

A significant portion of PT-FI's costs are fixed and unit costs vary depending on production volumes. Indonesia's unit net cash costs (including gold and silver credits) of $0.60 per pound of copper in third-quarter 2014 were lower than unit net cash costs of $0.99 per pound in third-quarter 2013, primarily reflecting higher gold and silver credits, partly offset by export duties, increased royalty rates and the impact of lower production rates in third-quarter 2014.
Unit net cash costs (net of gold and silver credits) for Indonesia mining are expected to approximate $1.19 per pound of copper for the year 2014, based on current sales volume and cost estimates, and assuming an average gold price of $1,250 per ounce for fourth-quarter 2014. Indonesia mining's projected unit net cash costs would change by approximately $0.05 per pound for each $50 per ounce change in the average price of gold for fourth-quarter 2014. Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on copper and gold volumes.
Africa Mining. Through its 56 percent owned and consolidated subsidiary Tenke Fungurume Mining S.A.R.L. (TFM), FCX operates in the Tenke Fungurume (Tenke) minerals district in the Katanga province of the Democratic Republic of Congo (DRC). In addition to copper, the Tenke mine produces cobalt hydroxide.
Operating and Development Activities. TFM completed its second phase expansion project in early 2013, which included increasing mine, mill and processing capacity. FCX continues to engage in exploration activities and metallurgical testing to evaluate the potential of the highly prospective minerals district at Tenke. These analyses are being incorporated in future plans for potential expansions of production capacity. Future expansions are subject to a number of factors, including economic and market conditions, and the business and investment climate in the DRC.
Operating Data. Following is summary consolidated operating data for the Africa mining operations for the third quarters and first nine months of 2014 and 2013:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Copper (millions of recoverable pounds)
Production	117	109	340	351
Sales	112	118	314	342
Average realized price per pound[a]	$3.11	$3.19	$3.09	$3.22

Cobalt (millions of contained pounds)
Production	8	8	22	19
Sales	8	6	23	17
Average realized price per pound	$9.99	$8.57	$9.68	$8.10

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.61	$1.43	$1.51	$1.43
Cobalt credits[c]	(0.58)	(0.27)	(0.51)	(0.26)
Royalty on metals	0.07	0.07	0.07	0.06
Unit net cash costs	$1.10	$1.23	$1.07	$1.23

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

c.	Net of cobalt downstream processing and freight costs.

TFM's copper sales of 112 million pounds in third-quarter 2014 were slightly lower than third-quarter 2013 copper sales of 118 million pounds because of timing of shipments. TFM's sales are expected to approximate 445 million pounds of copper and 30 million pounds of cobalt for the year 2014, compared with 454 million pounds of copper and 25 million pounds of cobalt for the year 2013.

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Africa mining's unit net cash costs (net of cobalt credits) of $1.10 per pound of copper in third-quarter 2014 were lower than unit net cash costs of $1.23 per pound of copper in third-quarter 2013, primarily reflecting higher cobalt credits, partly offset by higher site production and delivery costs. Unit net cash costs (net of cobalt credits) for Africa mining are expected to approximate $1.16 per pound of copper for the year 2014, based on current sales volume and cost estimates and assuming an average cobalt price of $13 per pound for fourth-quarter 2014. Africa mining's projected unit net cash costs would change by approximately $0.02 per pound for each $2 per pound change in the average price of cobalt for fourth-quarter 2014.

Molybdenum Mines. FCX has two wholly owned molybdenum mines in North America - the Henderson underground mine and the Climax open-pit mine, both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrates, which are typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrates produced at the Henderson and Climax mines, as well as from North and South America copper mines, are processed at FCX's conversion facility.
Production from the Molybdenum mines totaled 13 million pounds of molybdenum in third-quarter 2014, compared with 12 million pounds of molybdenum in third-quarter 2013. Refer to summary operating data on page 4 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the molybdenum mines, and from the North and South America copper mines.
Average unit net cash costs for the Molybdenum mines were $7.12 per pound of molybdenum in third-quarter 2014, compared with $7.15 per pound in third-quarter 2013. Based on current sales volume and cost estimates, unit net cash costs for the Molybdenum mines are expected to average approximately $7.00 per pound of molybdenum for the year 2014. For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page XIV, which is available on FCX's website, "www.fcx.com."

Mining Exploration Activities.     FCX is actively conducting exploration activities near its existing mines with a focus on opportunities to expand reserves and resources to support development of additional future production capacity in the large minerals districts where it currently operates. Exploration results continue to indicate opportunities for significant future reserve additions in North and South America and in the Tenke minerals district. The drilling data in North America also continue to indicate the potential for significantly expanded sulfide production. Drilling results and exploration modeling in North America have identified large scale potential sulfide resources in the Morenci and Safford/Lone Star districts, providing a long-term pipeline for future growth in reserves and production capacity in an established minerals district.
Exploration spending associated with mining operations is expected to approximate $100 million for the year 2014, compared to $182 million in 2013.

OIL & GAS OPERATIONS
FCX's oil and gas operations provide exposure to energy markets with favorable long-term fundamentals, strong margins and cash flows, and a large resource base with financially attractive exploration and development investment opportunities. The portfolio of assets includes significant oil production facilities and growth potential in the Deepwater GOM, established oil production facilities onshore and offshore California, large onshore natural gas resources in the Haynesville shale play in Louisiana, natural gas production from the Madden area in central Wyoming, and an industry-leading position in the emerging Inboard Lower Tertiary/Cretaceous natural gas trend located in the shallow waters of the GOM and onshore in South Louisiana. More than 90 percent of FCX's oil and gas revenues are from oil and NGLs.
FM O&G follows the full cost method of accounting whereby all costs associated with oil and gas property acquisition, exploration and development activities are capitalized into cost centers on a country-by-country basis. Capitalized costs, along with estimated future costs to develop proved reserves and asset retirement costs that are not already included in oil and gas properties, net of related salvage value, are amortized to expense under the unit-of-production method using estimates of proved oil and natural gas reserves. The costs of unproved oil and gas properties are excluded from amortization until the properties are evaluated, at which time the related costs are subject to amortization. Under the full cost accounting rules, a "ceiling test" is conducted each quarter to review the carrying value of the oil and gas properties for impairment.

Freeport-McMoRan	11

At September 30, 2014, the net capitalized costs with respect to FM O&G's U.S. oil and gas properties exceeded the related ceiling, which resulted in the recognition of an impairment charge of $308 million ($192 million to net income attributable to common stock), reflecting higher capitalized costs and the lower twelve-month average of the first-day-of-the-month historical reference oil price at September 30, 2014. During October 2014, oil prices continued to decline significantly. Continuation of recent oil price declines, increases in capitalized costs subject to amortization and other factors may result in future additional ceiling test impairments.
Financial and Operating Data. Following is summary financial and operating data for the U.S. oil and gas operations for the third quarters and first nine months of 2014 and 2013:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014[a]	2013[b]
Financial Summary (in millions)
Realized revenues[c]	$867	$1,333	$3,355	$1,705
Less: cash production costs[c]	263	277	875	360
Cash operating margin	$604	$1,056	$2,480	$1,345
Capital expenditures	$908	$738	$2,392	$928
Sales Volumes
Oil (MMBbls)	8.6	11.5	32.1	14.9
Natural gas (Bcf)	20.2	23.5	59.9	31.3
NGLs (MMBbls)	0.6	1.0	2.7	1.3
MMBOE	12.5	16.5	44.7	21.5
Average Realizations[c]
Oil (per barrel)	$88.58	$104.33	$93.00	$102.76
Natural gas (per million British thermal units, or MMBtu)	$4.02	$3.97	$4.37	$3.94
NGLs (per barrel)	$39.69	$37.16	$41.77	$36.70
Cash Operating Margin per BOE[c]
Realized revenues	$69.08	$80.93	$75.04	$79.40
Less: cash production costs	20.93	16.80	19.57	16.76
Cash operating margin	$48.15	$64.13	$55.47	$62.64

a.	Includes results from Eagle Ford through June 19, 2014.

b.	Include the results of FM O&G beginning June 1, 2013.

c.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude noncash mark-to-market adjustments on derivative contracts, and cash production costs exclude accretion and other costs. For reconciliations of realized revenues (including average realizations for oil, natural gas and NGLs) and cash production costs to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page XIV, which is available on FCX's website, “www.fcx.com.”

In third-quarter 2014, FM O&G's average realized price for crude oil was $88.58 per barrel, net of $6.77 per barrel associated with payments on derivative contracts. Excluding the impact of derivative contracts, the third-quarter 2014 average realized price for crude oil was $95.35 per barrel (92 percent of the average Brent crude oil price of $103.50 per barrel).
FM O&G has derivative contracts that provide price protection averaging between approximately $70 and $90 per barrel of Brent crude oil for all of its estimated fourth-quarter 2014 oil production and approximately 80 percent of estimated 2015 oil production.
In third-quarter 2014, FM O&G's average realized price for natural gas was $4.02 per MMBtu. Excluding the impact of derivative contracts, the average realized price for natural gas was $4.00 per MMBtu in third-quarter 2014, compared to the New York Mercantile Exchange (NYMEX) natural gas price average of $4.06 per MMBtu for the July through September 2014 contracts.

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Realized revenues for oil and gas operations of $69.08 per BOE in third-quarter 2014 were lower than realized revenues of $80.93 per BOE in third-quarter 2013, primarily reflecting lower oil prices (the Brent crude oil average price was $6.09 per barrel lower) and higher realized cash losses on derivative contracts ($58 million, or $4.62 per BOE in third-quarter 2014, compared with $12 million, $0.74 per BOE in third-quarter 2013).
Cash production costs of $20.93 per BOE in third-quarter 2014 were higher than cash production costs of $16.80 per BOE in third-quarter 2013, primarily reflecting the sale of lower cost Eagle Ford properties in June 2014 and higher operating costs in California.
Following is a summary of average oil and gas sales volumes per day by region for the third quarters and first nine months of 2014 and 2013:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
Sales Volumes (MBOE per day):	2014		2013	2014		2013[a]
GOM[b]	75		73	74		71
California	39		39	39		38
Haynesville/Madden/Other	22	[c]	21	19	[c]	22
Eagle Ford	—		46	32	[d]	45
Total oil and gas operations	136		179	164		176

a.	Reflects the results of FM O&G beginning June 1, 2013.

b.
Includes sales from properties on the GOM Shelf and in the Deepwater GOM. Production from the GOM Shelf totaled 14 MBOE per day in third-quarter 2014 (18 percent of the GOM total), 12 MBOE per day for the first nine months of 2014 (17 percent of the GOM total) and 13 MBOE per day (18 percent of the GOM total) for both third quarter 2013 and the four-month period from June 1, 2013, to September 30, 2013.

c.	Results include volume adjustments related to Eagle Ford's pre-close sales.

d.	FM O&G completed the sale of Eagle Ford on June 20, 2014.
Daily sales volumes averaged 136 MBOE for third-quarter 2014, including 93 MBbls of crude oil, 219 MMcf of natural gas and 6 MBbls of NGLs. Oil and gas sales volumes are expected to average 125 MBOE per day for fourth-quarter 2014, comprised of 67 percent oil, 29 percent natural gas and 4 percent NGLs.
Based on current sales volume and cost estimates, cash production costs are expected to approximate $24 per BOE for fourth-quarter 2014.
Fourth-quarter 2014 sales volumes and unit cost estimates reflect downtime for maintenance affecting production rates at Marlin in the Deepwater GOM.

Operating, Development and Exploration Activities. FCX's oil and gas business has significant proved, probable and possible reserves, a broad range of development opportunities and high-potential exploration prospects. The business is being managed to reinvest its cash flows in projects with attractive rates of returns and risk profiles.
FM O&G has a large, strategic position in the Deepwater GOM with significant current oil production, strong cash margins and existing infrastructure and facilities with excess capacity. These assets, combined with FM O&G’s large leasehold interests in an established geologic basin, provide financially attractive investment opportunities for high-impact growth in oil production and cash margins. FM O&G’s capital allocation strategy is principally focused on exploitation drilling and development opportunities that can be tied back to existing facilities. Additional oil and gas asset sales and other transactions may be considered to provide incremental funding to accelerate FM O&G’s growth plans in the Deepwater GOM.
In June 2014, FM O&G completed the sale of the Eagle Ford shale assets for cash consideration of $3.1 billion ($2.6 billion net of taxes and closing adjustments). Approximately $1.3 billion of the proceeds was placed in a like-kind exchange escrow to reinvest in additional oil and gas interests and the remaining net proceeds were used to repay debt. In June 2014, FM O&G completed the acquisition of Deepwater GOM interests for $0.9 billion, including interests in the Lucius and Heidelberg oil fields and several exploration leases, and in September 2014, FM O&G acquired additional Deepwater GOM interests for $0.5 billion, including an 18.67 percent interest in the

Freeport-McMoRan	13

Vito oil discovery in the Mississippi Canyon area (Blocks 940, 941, 984 and 985) and a significant lease position in the Vito area.
Deepwater Gulf of Mexico. Multiple development and exploration opportunities have been identified in the Deepwater GOM that are expected to benefit from tie-back opportunities to available production capacity at the FM O&G operated large-scale Holstein, Marlin and Horn Mountain deepwater production platforms. Operations to pursue these opportunities have commenced and activities are expected to accelerate following the delivery of additional contracted drillships in late 2014 and mid-year 2015. Production is also expected to benefit from the commencement of production from the Lucius oil field in late 2014, the Heidelberg oil field in 2016 and longer range development in the Vito basin area.
All major construction and installation projects for the development of the Lucius oil field in Keathley Canyon are finished, and the initial six development wells are being completed. Commissioning work is in progress with first oil production from the 80 MBbls of oil per day spar expected to be achieved in fourth-quarter 2014. The geologic results from the six wells drilled since 2009 confirm a significant oil resource. Lucius is a subsea development consisting of a truss spar hull located in 7,200 feet of water. FM O&G has a 25.1 percent working interest in Lucius.
During third-quarter 2014, fabrication work on the Heidelberg spar hull and load-out was completed in Finland. The hull for this 80 MBbls of oil per day Lucius-look-alike facility arrived in Texas in October 2014, and fabrication of the main topsides module is approximately 60 percent complete. Development drilling is underway and the project remains on track for first production in 2016. Heidelberg is a large, high-quality oil development project located in 5,300 feet of water in the Green Canyon area. FM O&G has a 12.5 percent working interest in Heidelberg.
Holstein, in which FM O&G has a 100 percent working interest, is located in Green Canyon and has production facilities capable of producing in excess of 100 MBOE per day. Drilling from the Holstein platform rig commenced in first-quarter 2014. The first sidetrack well commenced production in June 2014 and a second sidetrack well was completed in third-quarter 2014, commencing initial production in October 2014. Combined production from the first two sidetrack wells is expected to total over 4 MBOE per day. Operations to commence the third sidetrack well are under way. FM O&G expects to drill four additional sidetrack wells from the Holstein platform. FM O&G also plans to drill several subsea tie-back wells from contracted drillships to enhance production volumes from the spar.
Delineation drilling for subsalt Miocene objectives on the western flank of the Holstein Deep prospect commenced in third-quarter 2014. In October 2014, interim logging and core results above 28,500 feet from the delineation well indicated 110 net feet of pay with positive reservoir characteristics and good correlation with the discovery well. The delineation well, which is approximately one mile south of the discovery well, is currently drilling below 28,900 feet towards a proposed total depth of 32,000 feet to evaluate the primary objectives. The Holstein Deep development, in which FM O&G has a 100 percent working interest, is located west of the Holstein platform in 3,890 feet of water and is a subsea tie-back opportunity to the Holstein facility. FM O&G acquired the acreage associated with this development in a 2013 lease sale held by the BOEM. Two successful wells with approximately 500 net feet of oil pay had previously been drilled in recent years.
FM O&G drilled two exploration wells at the Copper prospect during third-quarter 2014. The first well encountered multiple hydrocarbon bearing sands in the Pliocene and Miocene totaling approximately 100 feet of net pay. Follow-on drilling at the second location was unsuccessful. FM O&G is currently evaluating future plans for this prospect, which is located southeast of the Holstein field in 4,400 feet of water and is a subsea tie-back opportunity to the Holstein facility. FM O&G has a 100 percent working interest in Copper.
Marlin, in which FM O&G has a 100 percent working interest, is located in Mississippi Canyon and has production facilities capable of producing in excess of 60 MBOE per day. Several tie-back opportunities in the area have been identified. Development drilling at Dorado commenced in October 2014. This multi-well, infill development program will target undrained fault blocks and updip resource potential south of the Marlin facility. FM O&G also plans to commence exploitation drilling at the King M63 prospect in late 2014. King is located south of the Marlin facility in 5,200 feet of water.
FM O&G has an 18.67 percent interest in the Vito oil discovery in the Mississippi Canyon area and a significant lease position in the Vito basin in the Mississippi Canyon and Atwater Valley areas. Vito, a large, deep subsalt Miocene oil discovery made in 2009, is located in approximately 4,000 feet of water and is operated by Shell

Freeport-McMoRan	14

Offshore Inc. Exploration and appraisal drilling in recent years confirmed a resource in high-quality, subsalt Miocene sands. Development options are under evaluation. The acquired exploration leases in the Vito basin area (with working interests ranging from 50 percent to 100 percent) provide high potential tie-back opportunities and are complementary to FM O&G’s existing lease position in the Mississippi Canyon and Atwater Valley areas.
The Power Nap exploration prospect, in which FM O&G has a 50 percent working interest, commenced drilling in September 2014 towards a proposed total depth of 31,100 feet. The prospect is a Vito analog play. Power Nap is located in the Vito basin in 4,200 feet of water and is operated by Shell Offshore Inc.
Inboard Lower Tertiary/Cretaceous. FM O&G has an industry-leading position in the emerging Inboard Lower Tertiary/Cretaceous natural gas trend, located on the Shelf of the GOM and onshore in South Louisiana. FM O&G has a large onshore and offshore lease acreage position with high-quality prospects and the potential to develop a significant long-term, low-cost source of natural gas. Data from eight wells drilled to date indicate the presence of geologic formations that are analogous to productive formations in the Deepwater GOM and onshore in the Gulf Coast region. The near-term focus is on defining the trend onshore.
The Highlander discovery well is currently being completed to test Cretaceous/Tuscaloosa objectives found below the salt weld and flow testing is anticipated in fourth-quarter 2014. The Highlander onshore exploratory well, in which FM O&G is the operator and has a 72 percent working interest, located in St. Martin Parish, Louisiana, encountered gas pay in several Wilcox and Cretaceous/Tuscaloosa sands between 24,000 feet and 29,000 feet in January 2014. As previously reported, the wireline log and core data obtained from the Wilcox and Cretaceous sand packages indicated favorable reservoir characteristics with approximately 150 feet of net pay. FM O&G has identified multiple exploratory prospects in the Highlander area where it controls rights to more than 60,000 gross acres.
In September and October 2014, flow testing was performed on middle Miocene sand sections in the Blackbeard West No. 2 well on Ship Shoal Block 188, in which FM O&G has a 69.4 percent working interest. During the testing period, the well flowed at a rate of approximately 2,000 barrels of water per day with flowing tubing pressure of approximately 9,000 pounds per square inch. While the well did not result in hydrocarbon production in commercial quantities, this water rate indicates that subsalt sands on the Shelf below 20,000 feet are capable of substantial production rates. Based on the porosity and permeability properties of the sand, FM O&G believes, if the sand had been full to base, the sand could have flowed at a rate of approximately 50 million cubic feet of natural gas per day. The well will be temporarily abandoned while FM O&G evaluates plans to complete and test shallower upper Miocene sands in the well. A rig will be moved to Blackbeard East in fourth-quarter 2014 to complete and test the middle Miocene sands in this well. FM O&G holds a 90 percent working interest in Blackbeard East. FM O&G has completed the Davy Jones No. 2 well and is conducting a flow test of the Wilcox sands. FM O&G holds a 75 percent working interest in Davy Jones.
The Farthest Gate West onshore exploration prospect commenced drilling in October 2014 and is currently drilling below 4,000 feet towards a proposed total depth of 29,000 feet. Farthest Gate West is located onshore in Cameron Parish, Louisiana, and is a Lineham Creek analog prospect with Paleogene objectives. FM O&G is currently reviewing completion options for the Lineham Creek discovery, in which FM O&G has a 36 percent working interest.
California. FM O&G's California assets benefit from an established oil production base with a stable production profile and access to favorably priced crude markets. Development plans are principally focused on maintaining stable production levels through continued drilling in the long-established producing fields onshore in California. FM O&G’s position in California is located onshore in the San Joaquin Valley and Los Angeles Basin and offshore in the Point Arguello and Point Pedernales fields.
Haynesville. FM O&G has rights to a substantial natural gas resource, located in the Haynesville shale play in North Louisiana. Drilling activities in recent years have been reduced to maximize cash flows in a low natural gas price environment and to benefit from potentially higher future natural gas prices.
International Exploration (Morocco). FM O&G has a farm-in arrangement to earn interests in exploration blocks located in the Mazagan permit area offshore Morocco. The exploration area covers 2.2 million gross acres in water depths of 4,500 to 9,900 feet. The prospects include Miocene, Cretaceous and Jurassic targets. FM O&G expects to commence drilling the first well in early 2015.
Oil and Gas Capital Expenditures. Capital expenditures for oil and gas operations totaled $0.9 billion for third-quarter 2014, including $0.5 billion incurred for the Deepwater GOM and $0.2 billion for the Inboard Lower

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Tertiary/Cretaceous natural gas trend, and $2.4 billion for the first nine months of 2014, including $1.3 billion incurred for the Deepwater GOM and $0.5 billion for the Inboard Lower Tertiary/Cretaceous natural gas trend. Capital expenditures for oil and gas operations, which are expected to be funded by FM O&G's operating cash flows and oil and gas asset sales, are projected to approximate $3.4 billion for the year 2014, including $2.0 billion for the Deepwater GOM and $0.7 billion for the Inboard Lower Tertiary/Cretaceous natural gas trend. FM O&G future capital spending estimates may be adjusted to incorporate results from its ongoing drilling activities and follow-on development activities, and changes in market conditions.

CASH FLOWS, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $1.9 billion (including $78 million in working capital sources and changes in other tax payments) for third-quarter 2014 and $4.5 billion (net of $699 million in working capital uses and changes in other tax payments) for the first nine months of 2014.
Based on current sales volume and cost estimates and assuming average prices of $3.00 per pound of copper, $1,250 per ounce of gold, $10 per pound of molybdenum and $90 per barrel of Brent crude oil for fourth-quarter 2014, FCX's consolidated operating cash flows are estimated to approximate $5.8 billion (net of $0.4 billion of working capital uses and changes in other tax payments) for the year 2014. The impact of price changes during fourth-quarter 2014 on operating cash flows would approximate $90 million for each $0.10 per pound change in the average price of copper, $15 million for each $50 per ounce change in the average price of gold and $18 million for each $2 per pound change in the average price of molybdenum. For Brent crude oil, a $5 per barrel increase above $90 per barrel in fourth-quarter 2014 would improve 2014 operating cash flows by approximately $20 million. After giving effect to derivative contracts, which provide price protection between approximately $70 and $90 per barrel, a $5 per barrel decrease below $90 per barrel in fourth-quarter 2014 would not reduce 2014 operating cash flows.
Capital Expenditures. Capital expenditures totaled $1.9 billion for third-quarter 2014, including $0.6 billion for major projects at mining operations and $0.9 billion for oil and gas operations, and $5.4 billion for the first nine months of 2014, including $2.0 billion for major projects at mining operations and $2.4 billion for oil and gas operations.
Capital expenditures are currently expected to approximate $7.5 billion for the year 2014, including $3.0 billion for major projects at mining operations (primarily for the expansions at Cerro Verde and Morenci, and underground development activities at Grasberg) and $3.4 billion for oil and gas operations.
Capital spending plans will continue to be managed prudently and may be adjusted to reflect market conditions, opportunities or other factors.
Cash. Following is a summary of cash available to the parent company, net of noncontrolling interests' share, taxes and other costs at September 30, 2014 (in millions):

Cash at domestic companies	$61
Cash at international operations	597	[a]
Total consolidated cash and cash equivalents	658
Less: noncontrolling interests' share	(161)
Cash, net of noncontrolling interests' share	497
Less: withholding taxes and other	(41)
Net cash available	$456	[a]

a. Includes $121 million of consolidated cash and cash equivalents at Candelaria and Ojos del Salado ($80 million available to the parent company).
Debt. FCX continues to target significant reductions in debt by the end of 2016 using cash flows generated above capital expenditures and other cash requirements. FCX has taken steps to accelerate its deleveraging plans through asset sales and will continue to evaluate its portfolio for potential future monetizations. FCX may also take additional steps to reduce or defer capital spending and other costs in response to market conditions.

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Following is a summary of total debt and related weighted-average interest rates at September 30, 2014 (in billions, except percentages):

			Weighted-
			Average
			Interest Rate
FCX Senior Notes	$9.5		3.6%
FM O&G Senior Notes	4.6	[a]	6.9%
FCX Term Loan	3.8		1.7%
Other FCX debt	1.8		2.8%
	$19.7		3.9%

a. On October 15, 2014, FCX redeemed the $400 million principal amount of its 8.625% Senior Notes. Holders received the principal amount together with the redemption premium and accrued and unpaid interest to the redemption date. FCX expects to record a pre-tax gain of $24 million in fourth-quarter 2014 associated with this redemption.
In third-quarter 2014, FCX redeemed $1.7 billion of senior notes with an average interest rate of 6.6 percent under the equity clawback provisions of the instruments. As a result of these redemptions, FCX recorded a pre-tax gain on early extinguishment of debt of $58 million in third-quarter 2014. At September 30, 2014, FCX had $1.1 billion of borrowings outstanding and $45 million of letters of credit issued under its revolving credit facility.

FINANCIAL POLICY
FCX has a long-standing tradition of seeking to build shareholder value through investing in projects with attractive rates of return and returning cash to shareholders through common stock dividends and share purchases. FCX paid common stock dividends of $979 million in the first nine months of 2014.
FCX's current annual dividend rate for its common stock is $1.25 per share. On September 24, 2014, FCX's Board of Directors (the Board) declared a regular quarterly dividend of $0.3125 per share, which will be paid on November 3, 2014. The declaration of dividends is at the discretion of the Board and will depend upon FCX's financial results, cash requirements, future prospects and other factors deemed relevant by the Board.
FCX intends to continue to maintain a strong financial position, with a focus on reducing debt while continuing to invest in attractive growth projects and providing cash returns to shareholders. The Board will continue to review FCX's financial policy on an ongoing basis.

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's third-quarter 2014 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing "www.fcx.com." A replay of the webcast will be available through Friday, November 21, 2014.
-----------------------------------------------------------------------------------------------------------
FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the DRC; and significant oil and natural gas assets in North America, including reserves in the Deepwater GOM, onshore and offshore California and in the Haynesville shale play, and an industry-leading position in the emerging shallow water Inboard Lower Tertiary/Cretaceous natural gas trend on the Shelf of the GOM and onshore in South Louisiana. Additional information about FCX is available on FCX's website at "www.fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, cash production costs per BOE, operating cash flows, capital expenditures, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold, molybdenum, cobalt, crude oil and natural gas price changes, the impact of derivative positions, the impact of

Freeport-McMoRan	17

deferred intercompany profits on earnings, reserve estimates, future dividend payments, debt reduction and share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of FCX's Board and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold, molybdenum, cobalt, oil and gas, mine sequencing, production rates, industry risks, regulatory changes, political risks, drilling results, the outcome of ongoing discussions with the Indonesian government regarding an amendment to PT-FI's Contract of Work, the potential effects of violence in Indonesia, the ability of the parties to satisfy customary closing conditions and consummate the pending sale of FCX's ownership interests in the Candelaria and Ojos del Salado copper mining operations, the resolution of administrative disputes in the DRC, labor relations, currency translation risks, weather- and climate-related risks, environmental risks, litigation results and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum, oil and gas realized revenues, cash production costs and cash operating margin, which are not recognized under generally accepted accounting principles in the U.S. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "www.fcx.com."

Freeport-McMoRan	18

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA

	Three Months Ended September 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2014	2013	2014	2013
(FCX's net interest in %)
North America
Morenci (85%)[a]	181	137	181	141
Bagdad (100%)	58	56	61	56
Safford (100%)	29	38	33	39
Sierrita (100%)	46	47	50	47
Miami (100%)	15	15	16	16
Chino (100%)	69	36	68	39
Tyrone (100%)	23	24	25	24
Other (100%)	2	1	2	1
Total North America	423	354	436	363

South America
Cerro Verde (53.56%)	117	147	118	133
El Abra (51%)	90	81	91	84
Candelaria (80%)	66	107	53	94
Ojos del Salado (80%)	11	12	9	12
Total South America	284	347	271	323

Indonesia
Grasberg (90.64%)[b]	203	253	258	237

Africa
Tenke Fungurume (56%)	117	109	112	118

Consolidated	1,027	1,063	1,077	1,041
Less noncontrolling interests	184	203	186	198
Net	843	860	891	843

Consolidated sales from mines			1,077	1,041
Purchased copper			23	79
Total copper sales, including purchases			1,100	1,120

Average realized price per pound			$3.12	$3.28

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	3	—	4	1
South America (80%)	20	30	16	26
Indonesia (90.64%)[b]	426	297	505	278
Consolidated	449	327	525	305
Less noncontrolling interests	44	34	51	31
Net	405	293	474	274

Average realized price per ounce			$1,220	$1,329

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	7	7	N/A	N/A
Climax (100%)	6	5	N/A	N/A
North America copper mines (100%)[a]	8	9	N/A	N/A
Cerro Verde (53.56%)	3	4	N/A	N/A
Consolidated	24	25	22	23
Less noncontrolling interests	1	2	1	1
Net	23	23	21	22

Average realized price per pound			$14.71	$11.21

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)	8	8	8	6
Less noncontrolling interests	4	3	3	3
Net	4	5	5	3

Average realized price per pound			$9.99	$8.57

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

I

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Nine Months Ended September 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2014	2013	2014	2013
(FCX's net interest in %)
North America
Morenci (85%)[a]	482	411	489	429
Bagdad (100%)	175	157	181	161
Safford (100%)	100	111	107	119
Sierrita (100%)	147	130	150	132
Miami (100%)	44	43	47	45
Chino (100%)	179	119	177	126
Tyrone (100%)	70	71	73	72
Other (100%)	6	4	6	4
Total North America	1,203	1,046	1,230	1,088

South America
Cerro Verde (53.56%)	377	405	379	391
El Abra (51%)	275	255	273	256
Candelaria (80%)	209	247	201	240
Ojos del Salado (80%)	37	37	35	36
Total South America	898	944	888	923

Indonesia
Grasberg (90.64%)[b]	465	611	484	593

Africa
Tenke Fungurume (56%)	340	351	314	342

Consolidated	2,906	2,952	2,916	2,946
Less noncontrolling interests	552	581	541	568
Net	2,354	2,371	2,375	2,378

Consolidated sales from mines			2,916	2,946
Purchased copper			89	182
Total copper sales, including purchases			3,005	3,128

Average realized price per pound			$3.14	$3.31

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	8	3	10	4
South America (80%)	62	70	59	68
Indonesia (90.64%)[b]	776	640	802	620
Consolidated	846	713	871	692
Less noncontrolling interests	85	74	87	71
Net	761	639	784	621

Average realized price per ounce			$1,251	$1,395

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	23	22	N/A	N/A
Climax (100%)	17	15	N/A	N/A
North America copper mines (100%)[a]	25	26	N/A	N/A
Cerro Verde (53.56%)	8	8	N/A	N/A
Consolidated	73	71	74	71
Less noncontrolling interests	4	4	4	3
Net	69	67	70	68

Average realized price per pound			$13.01	$12.12

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)	22	19	23	17
Less noncontrolling interests	10	8	10	8
Net	12	11	13	9

Average realized price per pound			$9.68	$8.10

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

II

FREEPORT-McMoRan INC.
SELECTED MINING OPERATING DATA (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	1,003,900	993,100	1,010,600	1,015,400
Average copper ore grade (percent)	0.25	0.22	0.25	0.22
Copper production (millions of recoverable pounds)	244	216	707	651

Mill Operations
Ore milled (metric tons per day)	278,000	247,400	264,500	246,300
Average ore grades (percent):
Copper	0.44	0.38	0.43	0.39
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	87.5	86.3	85.5	84.6
Production (millions of recoverable pounds):
Copper	211	163	581	469
Molybdenum	8	9	25	26

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	269,600	287,500	279,300	276,600
Average copper ore grade (percent)	0.50	0.48	0.50	0.49
Copper production (millions of recoverable pounds)	122	110	370	329

Mill Operations
Ore milled (metric tons per day)	192,100	189,900	187,700	191,000
Average ore grades:
Copper (percent)	0.50	0.71	0.55	0.62
Gold (grams per metric ton)	0.09	0.14	0.10	0.11
Molybdenum (percent)	0.02	0.03	0.02	0.02
Copper recovery rate (percent)	86.9	90.5	88.6	90.4
Production (recoverable):
Copper (millions of pounds)	162	237	528	615
Gold (thousands of ounces)	20	30	62	70
Molybdenum (millions of pounds)	3	4	8	8

100% Indonesia Mining
Ore milled (metric tons per day)[a]
Grasberg open pit	78,100	149,000	64,900	122,700
DOZ underground mine	57,600	47,600	52,800	45,900
Big Gossan underground mine	—	1,600	1,200	2,000
Total	135,700	198,200	118,900	170,600
Average ore grades:
Copper (percent)	0.88	0.74	0.78	0.71
Gold (grams per metric ton)	1.28	0.65	0.94	0.57
Recovery rates (percent):
Copper	91.4	89.7	89.9	89.1
Gold	84.6	80.3	81.5	76.3
Production (recoverable):
Copper (millions of pounds)	207	253	476	611
Gold (thousands of ounces)	426	297	777	640

100% Africa Mining
Ore milled (metric tons per day)	15,500	14,500	15,100	14,700
Average ore grades (percent):
Copper	4.13	3.94	4.09	4.32
Cobalt	0.33	0.43	0.33	0.36
Copper recovery rate (percent)	91.3	91.6	92.8	91.7
Production (millions of pounds):
Copper (recoverable)	117	109	340	351
Cobalt (contained)	8	8	22	19

100% Molybdenum Mines
Ore milled (metric tons per day)	39,300	34,700	41,200	36,500
Average molybdenum ore grade (percent)	0.19	0.20	0.19	0.19
Molybdenum production (millions of recoverable pounds)	13	12	40	37
a. Amounts represent the approximate average daily throughput processed at PT-FI's mill facilities from each producing mine.

III

FREEPORT-McMoRan INC.
SELECTED OIL AND GAS OPERATING DATA

	Three Months Ended September 30,
	Sales Volumes				Sales per Day
	2014		2013		2014		2013
GULF OF MEXICO (GOM)[a]
Oil (thousand barrels or MBbls)	5,018		4,954		55		54
Natural gas (million cubic feet or MMcf)	8,225		7,685		89		84
Natural gas liquids (NGLs, in MBbls)	516		451		5		5
Thousand barrels of oil equivalents (MBOE)	6,905		6,686		75		73
Average realized price per BOE[b]	$80.36		$89.05
Cash production costs per BOE[b]	$15.39		$14.00
Capital expenditures (in millions)	$701	[c]	$266	[c]

CALIFORNIA
Oil (MBbls)	3,464		3,443		37		37
Natural gas (MMcf)	625		607		7		7
NGLs (MBbls)	47		44		1		—	[d]
MBOE	3,615		3,588		39		39
Average realized price per BOE[b]	$86.03		$98.75
Cash production costs per BOE[b]	$37.96		$30.22
Capital expenditures (in millions)	$75		$81

HAYNESVILLE/MADDEN/OTHER
Oil (MBbls)	128		43		1		1
Natural gas (MMcf)	11,301		11,538		123		125
NGLs (MBbls)	13		14		—	[d]	—	[d]
MBOE	2,024	[e]	1,980		22		21
Average realized price per BOE[b]	$28.92	[e]	$22.08
Cash production costs per BOE[b]	$9.41	[e]	$11.58
Capital expenditures (in millions)	$36		$24

EAGLE FORD[f]
Oil (MBbls)	—		3,070		—		33
Natural gas (MMcf)	—		3,713		—		40
NGLs (MBbls)	—		521		—		6
MBOE	—		4,209		—		46
Average realized price per BOE[b]	$—		$83.47
Cash production costs per BOE[b]	$—		$12.30
Capital expenditures (in millions)	$—		$221

TOTAL U.S. OIL AND GAS OPERATIONS
Oil (MBbls)	8,610		11,510		93		125
Natural gas (MMcf)	20,151		23,543		219		256
NGLs (MBbls)	576		1,030		6		11
MBOE	12,544		16,463		136		179
Cash operating margin per BOE:[b]
Realized revenue	$69.08		$80.93
Cash production costs	20.93		16.80
Cash operating margin	$48.15		$64.13
Depreciation, depletion and amortization per BOE	$40.12	[g]	$34.15
Capital expenditures (in millions)	$908	[h]	$738	[h]

a.	Reflects properties in the Deepwater GOM and on the Shelf, including the Inboard Lower Tertiary/Cretaceous natural gas trend.

b.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude noncash mark-to-market adjustments on derivative contracts, and cash production costs exclude accretion and other costs. In addition, the derivative contracts for oil and gas operations are managed on a consolidated basis; accordingly, the average realized price per BOE by region does not reflect adjustments for derivative contracts. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page XIV, which is available on FCX's website, “www.fcx.com.”

c.	Includes $187 million in third-quarter 2014 and $86 million in third-quarter 2013 for the Inboard Lower Tertiary/Cretaceous natural gas trend.

d.	Rounds to less than 1 MBbl per day.

e.
Third-quarter 2014 includes volume adjustments related to Eagle Ford's pre-close sales totaling 113 MBOE; excluding these amounts, average realized price was $24.51 per BOE and cash production costs were $11.55 per BOE.

f.	FCX completed the sale of its Eagle Ford shale assets on June 20, 2014.

g.	Excludes impairment charges of $308 million ($24.59 per BOE).

h.
Consolidated capital expenditures for U.S. oil and gas operations reflect total spending, which is net of accrual and other adjustments totaling $96 million for third-quarter 2014 and $146 million for third-quarter 2013 that are not specifically allocated to the above regions.

IV

FREEPORT-McMoRan INC.
SELECTED OIL AND GAS OPERATING DATA (continued)

	Nine Months Ended September 30,
	Sales Volumes				Sales per Day
	2014[a]		2013[b]		2014[a]		2013[b]
GOM[c]
Oil (MBbls)	15,081		6,331		55		52
Natural gas (MMcf)	20,801		10,091		76		84
NGLs (MBbls)	1,520		578		6		5
MBOE	20,068		8,591		74		71
Average realized price per BOE[d]	$84.99		$86.61
Cash production costs per BOE[d]	$14.88		$14.01
Capital expenditures (in millions)	$1,832	[e]	$360	[e]

CALIFORNIA
Oil (MBbls)	10,319		4,528		38		37
Natural gas (MMcf)	1,770		798		7		6
NGLs (MBbls)	130		58		—	[f]	—	[f]
MBOE	10,744		4,719		39		38
Average realized price per BOE[d]	$90.70		$97.71
Cash production costs per BOE[d]	$37.40		$30.40
Capital expenditures (in millions)	$196		$110

HAYNESVILLE/MADDEN/OTHER
Oil (MBbls)	182		54		1		—	[f]
Natural gas (MMcf)	29,952		15,564		110		128
NGLs (MBbls)	24		19		—	[f]	—	[f]
MBOE	5,198	[g]	2,667		19		22
Average realized price per BOE[d]	$28.93	[g]	$22.52
Cash production costs per BOE[d]	$11.85	[g]	$10.38
Capital expenditures (in millions)	$88		$31

EAGLE FORD
Oil (MBbls)	6,481		3,997		23		33
Natural gas (MMcf)	7,410		4,827		27		40
NGLs (MBbls)	978		690		4		6
MBOE	8,694		5,491		32		45
Average realized price per BOE[d]	$81.66		$81.95
Cash production costs per BOE[d]	$12.97		$12.42
Capital expenditures (in millions)	$232		$299

TOTAL U.S. OIL AND GAS OPERATIONS
Oil (MBbls)	32,063		14,910		117		122
Natural gas (MMcf)	59,933		31,280		220		258
NGLs (MBbls)	2,652		1,345		10		11
MBOE	44,704		21,468		164		176
Cash operating margin per BOE:[d]
Realized revenue	$75.04		$79.40
Cash production costs	19.57		16.76
Cash operating margin	$55.47		$62.64
Depreciation, depletion and amortization per BOE	$38.81	[h]	$34.07
Capital expenditures (in millions)	$2,392	[i]	$928	[i]

a.	Includes the results of Eagle Ford through June 19, 2014.

b.	Includes the results of FM O&G beginning June 1, 2013.

c.	Reflects properties in the Deepwater GOM and on the Shelf, including the Inboard Lower Tertiary/Cretaceous natural gas trend.

d.
Cash operating margin for oil and gas operations reflects realized revenues less cash production costs. Realized revenues exclude noncash mark-to-market adjustments on derivative contracts, and cash production costs exclude accretion and other costs. In addition, the derivative contracts for oil and gas operations are managed on a consolidated basis; accordingly, the average realized price per BOE by region does not reflect adjustments for derivative contracts. For reconciliations of average realized price and cash production costs per BOE to revenues and production and delivery costs reported in FCX's consolidated financial statements, refer to the supplemental schedule, “Product Revenues and Production Costs,” beginning on page XIV, which is available on FCX's website, “www.fcx.com.”

e.
Includes $487 million for the first nine months of 2014 and $104 million for the first nine months of 2013 (reflecting the four-month period from June 1, 2013, to September 2013), for the Inboard Lower Tertiary/Cretaceous natural gas trend.

f.	Rounds to less than 1 MBbl per day.

g.
The first nine months of 2014 includes volume adjustments related to Eagle Ford's pre-close sales totaling 113 MBOE; excluding these amounts, average realized price was $27.27 per BOE and cash production costs were $12.70 per BOE.

h.	Excludes impairment charges of $308 million ($6.90 per BOE).

i.
Consolidated capital expenditures for U.S. oil and gas operations reflect total spending, which is net of accrual and other adjustments totaling $44 million for the first nine months of 2014 and $128 million for the four-month period from June 1, 2013, to September 2013, that are not specifically allocated to the regions.

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014		2013		2014		2013[a]
	(In Millions, Except Per Share Amounts)
Revenues	$5,696	[b,c]	$6,165	[b,c]	$16,203	b.c	$15,036	[b,c]
Cost of sales:
Production and delivery	3,152		3,332		8,971		8,904
Depreciation, depletion and amortization:
Before impairment of oil and gas properties	945		919		2,924		1,778
Impairment of oil and gas properties	308		—		308		—
Total cost of sales	4,405		4,251		12,203		10,682
Selling, general and administrative expenses	158		158		457		457	[d]
Mining exploration and research expenses	29		57		93		173
Environmental obligations and shutdown costs	18		(8)		100		23
Net gain on sales of assets	(46)		—		(46)		—
Total costs and expenses	4,564		4,458		12,807		11,335
Operating income	1,132		1,707		3,396		3,701
Interest expense, net	(158)	[e]	(162)	[e]	(483)	[e]	(351)	[e]
Net gain (loss) on early extinguishment of debt	58		—		63		(45)
Gain on investment in McMoRan Exploration Co. (MMR)	—		—		—		128
Other income, net	23		3		48		13
Income before income taxes and equity in affiliated
companies' net (losses) earnings	1,055		1,548		3,024		3,446
Provision for income taxes	(349)	[f]	(499)		(1,034)	[f]	(967)	[g]
Equity in affiliated companies' net (losses) earnings	(2)		(1)		—		3
Net income	704		1,048		1,990		2,482
Net income attributable to noncontrolling interests	(142)		(218)		(416)		(519)
Preferred dividends attributable to redeemable noncontrolling interest	(10)		(9)		(30)		(12)
Net income attributable to FCX common stock	$552	[h]	$821	[h]	$1,544	[h]	$1,951	[h]

Net income per share attributable to FCX common stock:
Basic	$0.53		$0.79		$1.48		$1.97
Diluted	$0.53		$0.79		$1.47		$1.96

Weighted-average common shares outstanding:
Basic	1,039		1,038		1,039		989
Diluted	1,046		1,043		1,045		993

Dividends declared per share of common stock	$0.3125		$0.3125		$0.9375		$1.9375

a.	Reflects the results of FM O&G beginning June 1, 2013.

b.
Includes (unfavorable) favorable adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $(22) million ($(10) million to net income attributable to common stock) for third-quarter 2014, $73 million ($35 million to net income attributable to common stock) for third-quarter 2013, $(118) million ($(65) million to net income attributable to common stock) for the first nine months of 2014 and $(26) million ($(12) million to net income attributable to common stock) for the first nine months of 2013.

c.
Includes net noncash mark-to-market gains (losses) associated with crude oil and natural gas derivative contracts totaling $122 million ($76 million to net income attributable to common stock) for third-quarter 2014, $(158) million ($(98) million to net income attributable to common stock) for third-quarter 2013, $130 million ($80 million to net income attributable to common stock) for the first nine months of 2014 and $(194) million ($(120) million to net income attributable to common stock) for the four-month period from June 1, 2013 to September 2013.

d.
Includes charges totaling $76 million ($47 million to net income attributable to common stock) in the first nine months of 2013 for transaction and related costs principally associated with the oil and gas acquisitions.

e.
Consolidated interest expense, excluding capitalized interest, totaled $212 million in third-quarter 2014, $223 million in third-quarter 2013, $661 million for the first nine months of 2014 and $465 million for the first nine months of 2013.

f.
Includes a charge of $54 million ($47 million net of noncontrolling interests) in the third quarter and first nine months of 2014 related to changes in Chilean tax rules. Additionally, the first nine months of 2014 includes a charge of $62 million associated with deferred taxes recorded in connection with the allocation of goodwill to the sale of Eagle Ford properties.

g.	Includes a gain of $183 million for the first nine months of 2013 associated with net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances.

h.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to net income attributable to common stock of $(20) million in third-quarter 2014, $2 million in third-quarter 2013, $36 million for the first nine months of 2014 and $28 million for the first nine months of 2013.

VI

FREEPORT-McMoRan INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2014	2013
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$658	$1,985
Trade accounts receivable	1,514	1,728
Other accounts receivables	793	834
Inventories:
Mill and leach stockpiles	1,967	1,705
Materials and supplies, net	1,943	1,730
Product	1,579	1,583
Other current assets	577	407
Total current assets	9,031	9,972
Property, plant, equipment and mining development costs, net	26,304	24,042
Oil and gas properties - full cost method:
Subject to amortization, less accumulated amortization	11,306	12,472
Not subject to amortization	11,031	10,887
Long-term mill and leach stockpiles	2,569	2,386
Goodwill	1,717	1,916
Other assets	2,018	1,798
Total assets	$63,976	$63,473

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,784	$3,708
Current portion of debt	1,762	312
Dividends payable	334	333
Current portion of environmental and asset retirement obligations	310	236
Accrued income taxes	153	184
Total current liabilities	6,343	4,773
Long-term debt, less current portion	17,975	20,394
Deferred income taxes	7,559	7,410
Environmental and asset retirement obligations, less current portion	3,654	3,259
Other liabilities	1,730	1,690
Total liabilities	37,261	37,526

Redeemable noncontrolling interest	749	716

Equity:
FCX stockholders' equity:
Common stock	117	117
Capital in excess of par value	22,248	22,161
Retained earnings	3,306	2,742
Accumulated other comprehensive loss	(394)	(405)
Common stock held in treasury	(3,686)	(3,681)
Total FCX stockholders' equity	21,591	20,934
Noncontrolling interests	4,375	4,297
Total equity	25,966	25,231
Total liabilities and equity	$63,976	$63,473

VII

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
	(In Millions)
Cash flow from operating activities:
Net income	$1,990	$2,482
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization before impairment	2,924	1,778
Impairment of oil and gas properties	308	—
Net losses on crude oil and natural gas derivative contracts	56	205
Gain on investment in MMR	—	(128)
Net charges for environmental and asset retirement obligations, including accretion	146	98
Payments for environmental and asset retirement obligations	(134)	(166)
Net (gain) loss on early extinguishment of debt	(63)	45
Net gain on sales of assets	(46)	—
Deferred income taxes	107	169
Increase in long-term mill and leach stockpiles	(182)	(348)
Other, net	106	97
Decreases (increases) in working capital and changes in other tax payments, excluding amounts from acquisitions and dispositions:
Accounts receivable	200	51
Inventories	(267)	(66)
Other current assets	(26)	162
Accounts payable and accrued liabilities	(379)	(596)
Accrued income taxes and other tax payments	(227)	(40)
Net cash provided by operating activities	4,513	3,743

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(815)	(795)
South America	(1,278)	(734)
Indonesia	(722)	(720)
Africa	(100)	(155)
Molybdenum mines	(45)	(128)
U.S. oil and gas operations	(2,392)	(928)
Other	(63)	(163)
Acquisition of Deepwater Gulf of Mexico interests	(1,421)	—
Acquisition of Plains Exploration & Production Company, net of cash acquired	—	(3,465)
Acquisition of MMR, net of cash acquired	—	(1,628)
Acquisition of cobalt chemical business, net of cash acquired	—	(348)
Net proceeds from sale of Eagle Ford shale assets	2,971	—
Other, net	221	(24)
Net cash used in investing activities	(3,644)	(9,088)

Cash flow from financing activities:
Proceeds from debt	3,346	11,229
Repayments of debt	(4,196)	(4,816)
Redemption of MMR preferred stock	—	(227)
Cash dividends and distributions paid:
Common stock	(979)	(1,957)
Noncontrolling interests	(365)	(157)
Contribution from noncontrolling interests	24	—
Stock-based awards net proceeds (payments) and excess tax benefit	7	(100)
Debt financing costs and other, net	(33)	(113)
Net cash (used in) provided by financing activities	(2,196)	3,859

Net decrease in cash and cash equivalents	(1,327)	(1,486)
Cash and cash equivalents at beginning of year	1,985	3,705
Cash and cash equivalents at end of period	$658	$2,219

VIII

FREEPORT-McMoRan INC.
PROVISION FOR INCOME TAXES

Following are summaries of the approximate amounts in the calculation of FCX's consolidated provision for income taxes for the third quarters and first nine months of of 2014 and 2013 (in millions, except percentages):

	Three Months Ended September 30,
	2014					2013
				Income Tax				Income Tax
		Effective		(Provision)			Effective	(Provision)
	Income[a]	Tax Rate		Benefit		Income[a]	Tax Rate	Benefit
U.S.	$229	13%		$(30)		$429	23%	$(99)
South America	267	53%		(142)	[b]	541	36%	(194)
Indonesia	436	42%		(181)		409	42%	(173)
Africa	118	31%		(36)		110	30%	(33)
Eliminations and other	5	N/A		23		59	N/A	(13)
Annualized rate adjustment[c]	—	N/A		17		—	N/A	13
Consolidated FCX	$1,055	33%		$(349)		$1,548	32%	$(499)

	Nine Months Ended September 30,
	2014					2013
								Income Tax
		Effective		Income Tax			Effective	(Provision)
	Income[a]	Tax Rate		Provision		Income[a]	Tax Rate	Benefit
U.S.	$1,165	28%		$(321)	[d]	$1,007	26%	$(259)
South America	1,014	40%		(409)	[b]	1,325	36%	(472)
Indonesia	397	42%		(166)		622	46%	(289)
Africa	305	30%		(93)		320	31%	(99)
Eliminations and other	143	N/A		(14)		172	N/A	(31)
Annualized rate adjustment[c]	—	N/A		(31)		—	N/A	—
	3,024	34%		(1,034)		3,446	33%	(1,150)
Adjustments	—	N/A		—		—	N/A	183	[e]
Consolidated FCX	$3,024	34%	[f]	$(1,034)		$3,446	28%	$(967)

a.	Represents income by geographic location before income taxes and equity in affiliated companies' net (losses) earnings.

b.	Includes a $54 million charge primarily related to changes in Chilean tax rules.

c.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its estimated annualized tax rate.

d.	Includes a $62 million charge for deferred taxes recorded in connection with the allocation of goodwill to the sale of Eagle Ford properties.

e.	Reflects net reductions in FCX's deferred tax liabilities and deferred tax asset valuation allowances resulting from the oil and gas acquisitions.

f.
FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which it operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $3.00 per pound for copper, $1,250 per ounce for gold, $10 per pound for molybdenum and $90 per barrel of Brent crude oil for fourth-quarter 2014, FCX estimates its consolidated effective tax rate will approximate 34 percent for the year 2014.

IX

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS
Provisional Pricing. During the first nine months of 2014, 43 percent of FCX's mined copper was sold in concentrate, 31 percent as cathode and 26 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $3.17 per pound during third-quarter 2014, compared to FCX's average realized price of $3.12 per pound. Following is a summary of the (unfavorable) favorable impacts of net adjustments to prior periods' provisionally priced copper sales for the third quarters and first nine months of 2014 and 2013 (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$(22)	$73	$(118)	$(26)
Net income attributable to common stock	$(10)	$35	$(65)	$(12)
Net income per share of common stock	$(0.01)	$0.03	$(0.06)	$(0.01)
At September 30, 2014, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 394 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $3.03 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the September 30, 2014, provisional price recorded would have an approximate $13 million impact on 2014 net income attributable to common stock. The LME spot copper price closed at $3.08 per pound on October 27, 2014.

Oil and Gas. In connection with the acquisition of Plains Exploration & Production Company (PXP), FCX has derivative contracts for 2014 and 2015 that consist of crude oil options and natural gas swaps. These crude oil and natural gas derivative contracts are not designated as hedging instruments; accordingly, they are recorded at fair value with the mark-to-market gains and losses recorded in revenues each period. Realized cash losses on crude oil and natural gas derivative contracts totaled $58 million for third-quarter 2014, $12 million for third-quarter 2013, $186 million for the first nine months of 2014 and $11 million for the four-month period from June 1, 2013 to September 30, 2013. Additionally, following is a summary of net noncash mark-to-market gains (losses) on crude oil and natural gas derivative contracts for the third quarters and first nine months of 2014 and 2013 (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013[a]	2014	2013[a]
Revenues	$122	$(158)	$130	$(194)
Net income attributable to common stock	$76	$(98)	$80	$(120)
Net income per share attributable to common stock	$0.07	$(0.09)	$0.08	$(0.12)

a.	Reflects the results of FM O&G beginning June 1, 2013.
At September 30, 2014, the fair value of the crude oil and natural gas derivative contracts totaled an $87 million asset; offsetting the fair value is $269 million in deferred premiums and interest to be settled in future periods.

X

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS (continued)
Following presents the estimated (increase) decrease in the net liability on FCX's balance sheet of a 10 percent change in Brent crude oil and New York Mercantile Exchange (NYMEX) forward natural gas prices on the fair values of outstanding crude oil and natural gas derivative contracts, compared with forward prices used to determine the fair values at September 30, 2014 (in millions):

	10% Increase	10% Decrease
Crude oil puts	$(58)	$153
Natural gas swaps	(3)	3
	$(61)	$156

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of Indonesia mining's sales to PT Smelting (PT Freeport Indonesia's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to net income attributable to common stock totaling $(20) million in third-quarter 2014, $2 million in third-quarter 2013, $36 million for the first nine months of 2014 and $28 million for the first nine months of 2013. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $87 million at September 30, 2014. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.
BUSINESS SEGMENTS

FCX has organized its operations into six primary divisions – North America copper mines, South America mining, Indonesia mining, Africa mining, Molybdenum mines and U.S. oil & gas operations. Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis for its mining operations. Therefore, FCX concluded that its operating segments include individual mines or operations relative to its mining operations. For oil and gas operations, FCX determines its operating segments on a country-by-country basis. Operating segments that meet certain thresholds are reportable segments, which are separately disclosed in the following tables.

On October 6, 2014, FCX entered into a definitive agreement to sell its 80 percent ownership interest in the Candelaria mine, a separately reported segment, and the Ojos del Salado mine, reported as a component of Other South America mines.

Intersegment Sales. Intersegment sales between FCX’s mining operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations. FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XI

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations
	North America Copper Mines			South America				Indonesia		Africa
													Atlantic	Other					Corporate,
											Molyb-		Copper	Mining			U.S.		Other
		Other		Cerro	Candel-	Other					denum	Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-	FCX
	Morenci	Mines	Total	Verde	aria	Mines	Total	Grasberg		Tenke	Mines	Refining	& Refining	nations		Mining	Operations		nations	Total
Three Months Ended September 30, 2014
Revenues:
Unaffiliated customers	$140	$79	$219	$295	$141	$300	$736	$1,086	[a]	$379	$—	$1,219	$597	$470	[b]	$4,706	$990	[c]	$—	$5,696
Intersegment	428	843	1,271	63	48	—	111	167		49	173	8	4	(1,783)		—	—		—	—
Production and delivery	341	561	902	178	142	151	471	700		206	86	1,220	578	(1,283)		2,880	273		(1)	3,152
Depreciation, depletion and amortization:
Before impairment of oil and gas properties	51	82	133	41	14	47	102	92		58	25	2	11	15		438	504		3	945
Impairment of oil and gas properties	—	—	—	—	—	—	—	—		—	—	—	—	—		—	308		—	308
Selling, general and administrative expenses	—	1	1	—	—	1	1	27		3	—	—	4	7		43	55		60	158
Mining exploration and research expenses	—	2	2	—	—	—	—	—		—	—	—	—	27		29	—		—	29
Environmental obligations and shutdown costs	—	(5)	(5)	—	—	—	—	—		—	—	—	—	23		18	—		—	18
Net gain on sales of assets	—	(14)	(14)	—	—	—	—	—		—	—	—	—	(32)		(46)	—		—	(46)
Operating income (loss)	176	295	471	139	33	101	273	434		161	62	5	8	(70)		1,344	(150)		(62)	1,132

Interest expense, net	1	—	1	1	—	—	1	—		—	—	—	3	19		24	51		83	158
Provision for (benefit from) income taxes	—	—	—	47	4	91	142	181		36	—	—	—	—		359	—		(10)	349
Total assets at September 30, 2014	3,689	5,742	9,431	7,030	1,511	2,210	10,751	8,537		5,010	2,089	282	948	1,025		38,073	25,328		575	63,976
Capital expenditures	158	30	188	416	7	16	439	243		40	12	1	3	11		937	908		8	1,853

Three Months Ended September 30, 2013
Revenues:
Unaffiliated customers	$100	$145	$245	$434	$318	$300	$1,052	$1,108	[a]	$406	$—	$1,247	$514	$417	[b]	$4,989	$1,176	[c]	$—	$6,165
Intersegment	375	681	1,056	27	60	—	87	3		14	121	6	2	(1,289)		—	—		—	—
Production and delivery	287	520	807	175	163	156	494	617		190	82	1,245	523	(916)		3,042	288		2	3,332
Depreciation, depletion and amortization	35	67	102	35	19	31	85	60		64	21	2	10	9		353	563		3	919
Selling, general and administrative expenses	—	1	1	—	1	1	2	29		3	—	—	5	5		45	51		62	158
Mining exploration and research expenses	—	2	2	—	—	—	—	1		—	—	—	—	52		55	—		2	57
Environmental obligations and shutdown costs	—	5	5	—	—	—	—	—		—	—	—	—	(13)		(8)	—		—	(8)
Operating income (loss)	153	231	384	251	195	112	558	404		163	18	6	(22)	(9)		1,502	274		(69)	1,707

Interest expense, net	—	—	—	—	—	—	—	—		—	—	—	4	20		24	74		64	162
Provision for income taxes	—	—	—	92	67	35	194	173		33	—	—	—	—		400	—		99	499
Total assets at September 30, 2013	2,915	5,734	8,649	6,440	1,612	2,478	10,530	7,399		4,862	2,094	308	691	1,267		35,800	26,347		451	62,598
Capital expenditures	172	80	252	224	23	17	264	209		52	46	1	20	51		895	738		12	1,645
a. Includes PT-FI's sales to PT Smelting totaling $628 million in third-quarter 2014 and $458 million in third-quarter 2013.
b. Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.
c. Includes net mark-to-market gains (losses) associated with crude oil and natural gas derivative contracts totaling $64 million in third-quarter 2014 and $(170) million in third-quarter 2013. For further discussion, refer to the supplemental schedule "Derivative Instruments" on page X.

XII

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)	Mining Operations
	North America Copper Mines			South America				Indonesia		Africa
													Atlantic	Other					Corporate,
											Molyb-		Copper	Mining			U.S.		Other
		Other		Cerro	Candel-	Other					denum	Rod &	Smelting	& Elimi-		Total	Oil & Gas		& Elimi-		FCX
	Morenci	Mines	Total	Verde	aria	Mines	Total	Grasberg		Tenke	Mines	Refining	& Refining	nations		Mining	Operations		nations		Total
Nine Months Ended September 30, 2014
Revenues:
Unaffiliated customers	$215	$195	$410	$996	$482	$905	$2,383	$2,071	[a]	$1,071	$—	$3,599	$1,808	$1,374	[b]	$12,716	$3,487	[c]	$—		$16,203
Intersegment	1,346	2,489	3,835	150	238	5	393	175		102	469	24	15	(5,013)		—	—		—		—
Production and delivery	936	1,622	2,558	538	456	483	1,477	1,594		556	243	3,601	1,784	(3,753)		8,060	913		(2)		8,971
Depreciation, depletion and amortization:
Before impairment of oil and gas properties	128	240	368	120	49	115	284	194		172	71	7	31	51		1,178	1,736		10		2,924
Impairment of oil and gas properties	—	—	—	—	—	—	—	—		—	—	—	—	—		—	308		—		308
Selling, general and administrative expenses	1	2	3	2	1	2	5	73		9	—	—	13	20		123	171		163		457
Mining exploration and research expenses	—	6	6	—	—	—	—	—		—	—	—	—	87		93	—		—		93
Environmental obligations and shutdown costs	—	(5)	(5)	—	—	—	—	—		—	—	—	—	105		100	—		—		100
Net gain on sales of assets	—	(14)	(14)	—	—	—	—	—		—	—	—	—	(32)		(46)	—		—		(46)
Operating income (loss)	496	833	1,329	486	214	310	1,010	385		436	155	15	(5)	(117)		3,208	359		(171)		3,396

Interest expense, net	2	1	3	1	—	—	1	—		—	—	—	10	55		69	201		213		483
Provision for income taxes	—	—	—	177	72	160	409	166		93	—	—	—	—		668	—		366		1,034
Capital expenditures	691	124	815	1,207	29	42	1,278	722		100	45	3	9	38		3,010	2,392		13		5,415

Nine Months Ended September 30, 2013
Revenues:
Unaffiliated customers	$218	$266	$484	$1,035	$709	$922	$2,666	$2,443	[a]	$1,199	$—	$3,842	$1,730	$1,157	[b]	$13,521	$1,512	[c]	$3		$15,036
Intersegment	1,255	2,256	3,511	222	216	—	438	190		24	408	20	12	(4,603)		—	—		—		—
Production and delivery	885	1,574	2,459	535	504	446	1,485	1,743		560	240	3,835	1,726	(3,531)		8,517	377		10		8,904
Depreciation, depletion and amortization	105	207	312	105	44	93	242	173		179	62	7	32	31		1,038	732		8		1,778
Selling, general and administrative expenses	1	3	4	2	2	1	5	82		9	—	—	14	23		137	65		255		457
Mining exploration and research expenses	—	3	3	—	—	—	—	1		—	—	—	—	161		165	—		8		173
Environmental obligations and shutdown costs	—	(1)	(1)	—	—	—	—	—		—	—	—	—	24		23	—		—		23
Operating income (loss)	482	736	1,218	615	375	382	1,372	634		475	106	20	(30)	(154)		3,641	338		(278)		3,701

Interest expense, net	3	1	4	2	—	—	2	12		2	—	—	12	60		92	100		159		351
Provision for income taxes	—	—	—	215	131	126	472	289		99	—	—	—	—		860	—		107	[d]	967
Capital expenditures	529	266	795	596	91	47	734	720		155	128	3	39	91		2,665	928		30		3,623
a. Includes PT-FI's sales to PT Smelting totaling $1.5 billion for the first nine months of 2014 and $1.2 billion for the first nine months of 2013.
b. Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North and South America copper mines.
c. Includes net mark-to-market losses associated with crude oil options and natural gas derivative contracts totaling $56 million for the first nine months of 2014 and $205 million for the period from June 1, 2013 to September 30, 2013. For further discussion, refer to the supplemental schedule "Derivative Instruments" on page X.
d. Includes $183 million of net benefits resulting from oil and gas acquisitions.

XIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Mining Product Revenues and Unit Net Cash Costs. Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board of Directors to monitor mining operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, start-up costs, write-offs of equipment and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

Oil & Gas Product Revenues and Cash Production Costs per Unit. Realized revenues and cash production costs per unit are measures intended to provide investors with information about the cash operating margin of FCX's oil and gas operations. FCX uses this measure for the same purpose and for monitoring operating performance by its oil and gas operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX shows revenue adjustments from derivative contracts as separate line items. Because these adjustments do not result from oil and gas sales, these gains and losses have been reflected separately from revenues on current period sales. Additionally, accretion and other costs are removed from production and delivery costs in the calculation of cash production costs per BOE. The following schedules include calculations of oil and gas product revenues and cash production costs together with a reconciliation to amounts reported in FCX's consolidated financial statements.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,374	$1,374	$106	$34	$1,514

Site production and delivery, before net noncash
and other costs shown below	791	776	25	19	820
By-product credits	(111)	—	—	—	—
Treatment charges	50	49	—	1	50
Net cash costs	730	825	25	20	870
Depreciation, depletion and amortization	131	128	1	2	131
Noncash and other costs, net	46	45	—	1	46
Total costs	907	998	26	23	1,047
Revenue adjustments, primarily for pricing
on prior period open sales	(8)	(8)	—	—	(8)
Gross profit	$459	$368	$80	$11	$459

Copper sales (millions of recoverable pounds)	434	434
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.17	$3.17	$13.55

Site production and delivery, before net noncash
and other costs shown below	1.83	1.79	3.17
By-product credits	(0.26)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.68	1.90	3.17
Depreciation, depletion and amortization	0.30	0.30	0.17
Noncash and other costs, net	0.11	0.10	0.03
Total unit costs	2.09	2.30	3.37
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	—
Gross profit per pound	$1.06	$0.85	$10.18

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,514	$820	$131
Treatment charges	—	50	—
Noncash and other costs, net	—	46	—
Revenue adjustments, primarily for pricing
on prior period open sales	(8)	—	—
Eliminations and other	(16)	(14)	2
North America copper mines	1,490	902	133
Other mining & eliminations[c]	3,216	1,978	305
Total mining	4,706	2,880	438
U.S. oil & gas operations	990	273	812
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,696	$3,152	$1,253

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,183	$1,183	$89	$27	$1,299

Site production and delivery, before net noncash
and other costs shown below	725	701	35	18	754
By-product credits	(87)	—	—	—	—
Treatment charges	35	34	—	1	35
Net cash costs	673	735	35	19	789
Depreciation, depletion and amortization	100	97	2	1	100
Noncash and other costs, net	27	27	—	—	27
Total costs	800	859	37	20	916
Revenue adjustments, primarily for pricing
on prior period open sales	9	9	—	—	9
Gross profit	$392	$333	$52	$7	$392

Copper sales (millions of recoverable pounds)	362	362
Molybdenum sales (millions of recoverable pounds)[a]			9

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.27	$3.27	$10.24

Site production and delivery, before net noncash
and other costs shown below	2.00	1.94	4.01
By-product credits	(0.24)	—	—
Treatment charges	0.10	0.09	—
Unit net cash costs	1.86	2.03	4.01
Depreciation, depletion and amortization	0.27	0.27	0.24
Noncash and other costs, net	0.08	0.07	0.03
Total unit costs	2.21	2.37	4.28
Revenue adjustments, primarily for pricing
on prior period open sales	0.02	0.02	—
Gross profit per pound	$1.08	$0.92	$5.96

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,299	$754	$100
Treatment charges	—	35	—
Noncash and other costs, net	—	27	—
Revenue adjustments, primarily for pricing
on prior period open sales	9	—	—
Eliminations and other	(7)	(9)	2
North America copper mines	1,301	807	102
Other mining & eliminations[c]	3,688	2,235	251
Total mining	4,989	3,042	353
U.S. oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on Page XII.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,901	$3,901	$297	$96	$4,294

Site production and delivery, before net noncash
and other costs shown below	2,272	2,232	69	54	2,355
By-product credits	(310)	—	—	—	—
Treatment charges	144	140	—	4	144
Net cash costs	2,106	2,372	69	58	2,499
Depreciation, depletion and amortization	360	352	4	4	360
Noncash and other costs, net	105	104	—	1	105
Total costs	2,571	2,828	73	63	2,964
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	(7)	—	—	(7)
Gross profit	$1,323	$1,066	$224	$33	$1,323

Copper sales (millions of recoverable pounds)	1,224	1,224
Molybdenum sales (millions of recoverable pounds)[a]			25

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.19	$3.19	$11.93

Site production and delivery, before net noncash
and other costs shown below	1.86	1.83	2.75
By-product credits	(0.25)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.72	1.94	2.75
Depreciation, depletion and amortization	0.29	0.29	0.15
Noncash and other costs, net	0.09	0.08	0.03
Total unit costs	2.10	2.31	2.93
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$1.08	$0.87	$9.00

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,294	$2,355	$360
Treatment charges	—	144	—
Noncash and other costs, net	—	105	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other	(42)	(46)	8
North America copper mines	4,245	2,558	368
Other mining & eliminations[c]	8,471	5,502	810
Total mining	12,716	8,060	1,178
U.S. oil & gas operations	3,487	913	2,044
Corporate, other & eliminations	—	(2)	10
As reported in FCX’s consolidated financial statements	$16,203	$8,971	$3,232

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,655	$3,655	$280	$80	$4,015

Site production and delivery, before net noncash
and other costs shown below	2,201	2,130	101	56	2,287
By-product credits	(274)	—	—	—	—
Treatment charges	112	109	—	3	112
Net cash costs	2,039	2,239	101	59	2,399
Depreciation, depletion and amortization	303	293	6	4	303
Noncash and other costs, net	88	87	1	—	88
Total costs	2,430	2,619	108	63	2,790
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	(4)	—	—	(4)
Gross profit	$1,221	$1,032	$172	$17	$1,221

Copper sales (millions of recoverable pounds)	1,084	1,084
Molybdenum sales (millions of recoverable pounds)[a]			26

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$3.37	$3.37	$11.03

Site production and delivery, before net noncash
and other costs shown below	2.03	1.97	3.99
By-product credits	(0.25)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.88	2.07	3.99
Depreciation, depletion and amortization	0.28	0.27	0.25
Noncash and other costs, net	0.08	0.08	0.03
Total unit costs	2.24	2.42	4.27
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$1.13	$0.95	$6.76

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,015	$2,287	$303
Treatment charges	—	112	—
Noncash and other costs, net	—	88	—
Revenue adjustments, primarily for pricing
on prior period open sales	(4)	—	—
Eliminations and other	(16)	(28)	9
North America copper mines	3,995	2,459	312
Other mining & eliminations[c]	9,526	6,058	726
Total mining	13,521	8,517	1,038
U.S. oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a. Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b. Includes gold and silver product revenues and production costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$840	$840	$69	[a]	$909

Site production and delivery, before net noncash
and other costs shown below	451	415	43		458
By-product credits	(62)	—	—		—
Treatment charges	43	43	—		43
Royalty on metals	1	1	—		1
Net cash costs	433	459	43		502
Depreciation, depletion and amortization	102	96	6		102
Noncash and other costs, net	18	19	(1)		18
Total costs	553	574	48		622
Revenue adjustments, primarily for pricing
on prior period open sales	(15)	(15)	—		(15)
Gross profit	$272	$251	$21		$272

Copper sales (millions of recoverable pounds)	271	271

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.10	$3.10

Site production and delivery, before net noncash
and other costs shown below	1.67	1.53
By-product credits	(0.23)	—
Treatment charges	0.16	0.16
Royalty on metals	—	—
Unit net cash costs	1.60	1.69
Depreciation, depletion and amortization	0.37	0.35
Noncash and other costs, net	0.07	0.07
Total unit costs	2.04	2.11
Revenue adjustments, primarily for pricing
on prior period open sales	(0.06)	(0.06)
Gross profit per pound	$1.00	$0.93

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$909	$458	$102
Treatment charges	(43)	—	—
Royalty on metals	(1)	—	—
Noncash and other costs, net	—	18	—
Revenue adjustments, primarily for pricing
on prior period open sales	(15)	—	—
Eliminations and other	(3)	(5)	—
South America mining	847	471	102
Other mining & eliminations[b]	3,859	2,409	336
Total mining	4,706	2,880	438
U.S. oil & gas operations	990	273	812
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,696	$3,152	$1,253

a.
Includes gold sales of 16 thousand ounces ($1,234 per ounce average realized price) and silver sales of 684 thousand ounces ($18.57 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,065	$1,065	$79	[a]	$1,144

Site production and delivery, before net noncash
and other costs shown below	483	453	35		488
By-product credits	(74)	—	—		—
Treatment charges	52	52	—		52
Net cash costs	461	505	35		540
Depreciation, depletion and amortization	85	80	5		85
Noncash and other costs, net	14	5	9		14
Total costs	560	590	49		639
Revenue adjustments, primarily for pricing
on prior period open sales	49	49	—		49
Gross profit	$554	$524	$30		$554

Copper sales (millions of recoverable pounds)	323	323

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.30	$3.30

Site production and delivery, before net noncash
and other costs shown below	1.49	1.40
By-product credits	(0.22)	—
Treatment charges	0.16	0.16
Unit net cash costs	1.43	1.56
Depreciation, depletion and amortization	0.26	0.25
Noncash and other costs, net	0.05	0.02
Total unit costs	1.74	1.83
Revenue adjustments, primarily for pricing
on prior period open sales	0.15	0.15
Gross profit per pound	$1.71	$1.62

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,144	$488	$85
Treatment charges	(52)	—	—
Noncash and other costs, net	—	14	—
Revenue adjustments, primarily for pricing
on prior period open sales	49	—	—
Eliminations and other	(2)	(8)	—
South America mining	1,139	494	85
Other mining & eliminations[b]	3,850	2,548	268
Total mining	4,989	3,042	353
U.S. oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

a.
Includes gold sales of 26 thousand ounces ($1,335 per ounce average realized price) and silver sales of 841 thousand ounces ($15.20 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$2,775	$2,775	$227	[a]	$3,002

Site production and delivery, before net noncash
and other costs shown below	1,424	1,315	124		1,439
By-product credits	(212)	—	—		—
Treatment charges	151	151	—		151
Royalty on metals	4	4	—		4
Net cash costs	1,367	1,470	124		1,594
Depreciation, depletion and amortization	284	266	18		284
Noncash and other costs, net	57	64	(7)		57
Total costs	1,708	1,800	135		1,935
Revenue adjustments, primarily for pricing
on prior period open sales	(66)	(66)	—		(66)
Gross profit	$1,001	$909	$92		$1,001

Copper sales (millions of recoverable pounds)	888	888

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.12	$3.12

Site production and delivery, before net noncash
and other costs shown below	1.61	1.48
By-product credits	(0.24)	—
Treatment charges	0.17	0.17
Royalty on metals	—	—
Unit net cash costs	1.54	1.65
Depreciation, depletion and amortization	0.32	0.30
Noncash and other costs, net	0.06	0.08
Total unit costs	1.92	2.03
Revenue adjustments, primarily for pricing
on prior period open sales	(0.07)	(0.07)
Gross profit per pound	$1.13	$1.02

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,002	$1,439	$284
Treatment charges	(151)	—	—
Royalty on metals	(4)	—	—
Noncash and other costs, net	—	57	—
Revenue adjustments, primarily for pricing
on prior period open sales	(66)	—	—
Eliminations and other	(5)	(19)	—
South America mining	2,776	1,477	284
Other mining & eliminations[b]	9,940	6,583	894
Total mining	12,716	8,060	1,178
U.S. oil & gas operations	3,487	913	2,044
Corporate, other & eliminations	—	(2)	10
As reported in FCX’s consolidated financial statements	$16,203	$8,971	$3,232

a.
Includes gold sales of 59 thousand ounces ($1,280 per ounce average realized price) and silver sales of 2.2 million ounces ($19.10 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$3,042	$3,042	$245	[a]	$3,287

Site production and delivery, before net noncash
and other costs shown below	1,453	1,349	119		1,468
By-product credits	(230)	—	—		—
Treatment charges	151	151	—		151
Net cash costs	1,374	1,500	119		1,619
Depreciation, depletion and amortization	242	228	14		242
Noncash and other costs, net	38	11	27		38
Total costs	1,654	1,739	160		1,899
Revenue adjustments, primarily for pricing
on prior period open sales	(29)	(29)	—		(29)
Gross profit	$1,359	$1,274	$85		$1,359

Copper sales (millions of recoverable pounds)	923	923

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.30	$3.30

Site production and delivery, before net noncash
and other costs shown below	1.57	1.46
By-product credits	(0.25)	—
Treatment charges	0.17	0.17
Unit net cash costs	1.49	1.63
Depreciation, depletion and amortization	0.26	0.24
Noncash and other costs, net	0.04	0.01
Total unit costs	1.79	1.88
Revenue adjustments, primarily for pricing
on prior period open sales	(0.04)	(0.04)
Gross profit per pound	$1.47	$1.38

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,287	$1,468	$242
Treatment charges	(151)	—	—
Noncash and other costs, net	—	38	—
Revenue adjustments, primarily for pricing
on prior period open sales	(29)	—	—
Eliminations and other	(3)	(21)	—
South America mining	3,104	1,485	242
Other mining & eliminations[b]	10,417	7,032	796
Total mining	13,521	8,517	1,038
U.S. oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a.
Includes gold sales of 68 thousand ounces ($1,415 per ounce average realized price) and silver sales of 2.6 million ounces ($22.51 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.

b.	Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$786	$786	$615	$15	[a]	$1,416

Site production and delivery, before net noncash
and other costs shown below	624	346	271	7		624
Gold and silver credits	(629)	—	—	—		—
Treatment charges	65	36	28	1		65
Export duties	42	23	18	1		42
Royalty on metals	52	29	23	—		52
Net cash costs	154	434	340	9		783
Depreciation and amortization	92	51	40	1		92
Noncash and other costs, net	28	16	12	—		28
Total costs	274	501	392	10		903
Revenue adjustments, primarily for pricing on
prior period open sales	(3)	(3)	(1)	—		(4)
PT Smelting intercompany loss	(48)	(27)	(21)	—		(48)
Gross profit	$461	$255	$201	$5		$461

Copper sales (millions of recoverable pounds)	258	258
Gold sales (thousands of recoverable ounces)			505

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.05	$3.05	$1,219

Site production and delivery, before net noncash
and other costs shown below	2.42	1.34	537
Gold and silver credits	(2.44)	—	—
Treatment charges	0.25	0.14	56
Export duties	0.16	0.09	36
Royalty on metals	0.21	0.12	45
Unit net cash costs	0.60	1.69	674
Depreciation and amortization	0.35	0.20	79
Noncash and other costs, net	0.11	0.06	24
Total unit costs	1.06	1.95	777
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)	(0.01)	(1)
PT Smelting intercompany loss	(0.19)	(0.10)	(42)
Gross profit per pound/ounce	$1.79	$0.99	$399

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,416	$624	$92
Treatment charges	(65)	—	—
Export duties	(42)	—	—
Royalty on metals	(52)	—	—
Noncash and other costs, net	—	28	—
Revenue adjustments, primarily for pricing on
prior period open sales	(4)	—	—
PT Smelting intercompany loss	—	48	—
Indonesia mining	1,253	700	92
Other mining & eliminations[b]	3,453	2,180	346
Total mining	4,706	2,880	438
U.S. oil & gas operations	990	273	812
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,696	$3,152	$1,253

a. Includes silver sales of 889 thousand ounces ($17.11 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$782	$782	$370	$16	[a]	$1,168

Site production and delivery, before net noncash
and other costs shown below	545	365	173	7		545
Gold and silver credits	(391)	—	—	—		—
Treatment charges	54	36	18	—		54
Royalty on metals	27	18	8	1		27
Net cash costs	235	419	199	8		626
Depreciation and amortization	60	40	19	1		60
Noncash and other costs, net	36	24	11	1		36
Total costs	331	483	229	10		722
Revenue adjustments, primarily for pricing on
prior period open sales	19	19	4	1		24
PT Smelting intercompany loss	(36)	(24)	(11)	(1)		(36)
Gross profit	$434	$294	$134	$6		$434

Copper sales (millions of recoverable pounds)	237	237
Gold sales (thousands of recoverable ounces)			278

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.30	$3.30	$1,330

Site production and delivery, before net noncash
and other costs shown below	2.30	1.54	621
Gold and silver credits	(1.65)	—	—
Treatment charges	0.23	0.15	62
Royalty on metals	0.11	0.08	31
Unit net cash costs	0.99	1.77	714
Depreciation and amortization	0.25	0.17	68
Noncash and other costs, net	0.15	0.10	40
Total unit costs	1.39	2.04	822
Revenue adjustments, primarily for pricing on
prior period open sales	0.08	0.08	17
PT Smelting intercompany loss	(0.15)	(0.10)	(41)
Gross profit per pound/ounce	$1.84	$1.24	$484

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,168	$545	$60
Treatment charges	(54)	—	—
Royalty on metals	(27)	—	—
Noncash and other costs, net	—	36	—
Revenue adjustments, primarily for pricing on
prior period open sales	24	—	—
PT Smelting intercompany loss	—	36	—
Indonesia mining	1,111	617	60
Other mining & eliminations[b]	3,878	2,425	293
Total mining	4,989	3,042	353
U.S. oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919
a. Includes silver sales of 761 thousand ounces ($21.46 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2014
	By-Product		Co-Product Method
(In Millions)	Method		Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,495		$1,495	$1,001	$29	[a]	$2,525

Site production and delivery, before net noncash
and other costs shown below	1,404		831	557	16		1,404
Gold and silver credits	(1,048)		—	—	—		—
Treatment charges	121		72	48	1		121
Export duties	42		25	16	1		42
Royalty on metals	79		47	31	1		79
Net cash costs	598		975	652	19		1,646
Depreciation and amortization	194		115	77	2		194
Noncash and other costs, net	200	[b]	118	80	2		200
Total costs	992		1,208	809	23		2,040
Revenue adjustments, primarily for pricing on
prior period open sales	(55)		(55)	18	—		(37)
PT Smelting intercompany profit	10		6	4	—		10
Gross profit	$458		$238	$214	$6		$458

Copper sales (millions of recoverable pounds)	484		484
Gold sales (thousands of recoverable ounces)				802

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.09		$3.09	$1,248

Site production and delivery, before net noncash
and other costs shown below	2.90		1.72	694
Gold and silver credits	(2.16)		—	—
Treatment charges	0.25		0.15	60
Export duties	0.09		0.05	21
Royalty on metals	0.16		0.09	39
Unit net cash costs	1.24		2.01	814
Depreciation and amortization	0.40		0.24	96
Noncash and other costs, net	0.41	[b]	0.25	98
Total unit costs	2.05		2.50	1,008
Revenue adjustments, primarily for pricing on
prior period open sales	(0.11)		(0.11)	22
PT Smelting intercompany profit	0.02		0.01	5
Gross profit per pound/ounce	$0.95		$0.49	$267

Reconciliation to Amounts Reported				Depreciation,
			Production	Depletion and
(In Millions)	Revenues		and Delivery	Amortization
Totals presented above	$2,525		$1,404	$194
Treatment charges	(121)		—	—
Export duties	(42)		—	—
Royalty on metals	(79)		—	—
Noncash and other costs, net	—		200	—
Revenue adjustments, primarily for pricing on
prior period open sales	(37)		—	—
PT Smelting intercompany profit	—		(10)	—
Indonesia mining	2,246		1,594	194
Other mining & eliminations[c]	10,470		6,466	984
Total mining	12,716		8,060	1,178
U.S. oil & gas operations	3,487		913	2,044
Corporate, other & eliminations	—		(2)	10
As reported in FCX’s consolidated financial statements	$16,203		$8,971	$3,232
a. Includes silver sales of 1.6 million ounces ($18.21 per ounce average realized price).
b. Includes $143 million ($0.30 per pound) of fixed costs charged directly to cost of sales as a result of the impact of export restrictions on PT-FI's operating rates.
c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,938	$1,938	$864	$40	[a]	$2,842

Site production and delivery, before net noncash
and other costs shown below	1,623	1,107	493	23		1,623
Gold and silver credits	(903)	—	—	—		—
Treatment charges	135	92	41	2		135
Royalty on metals	74	50	23	1		74
Net cash costs	929	1,249	557	26		1,832
Depreciation and amortization	173	118	53	2		173
Noncash and other costs, net	123	84	37	2		123
Total costs	1,225	1,451	647	30		2,128
Revenue adjustments, primarily for pricing on
prior period open sales	1	1	(1)	—		—
PT Smelting intercompany profit	3	2	1	—		3
Gross profit	$717	$490	$217	$10		$717

Copper sales (millions of recoverable pounds)	593	593
Gold sales (thousands of recoverable ounces)			620

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.27	$3.27	$1,393

Site production and delivery, before net noncash
and other costs shown below	2.74	1.87	795
Gold and silver credits	(1.52)	—	—
Treatment charges	0.23	0.16	67
Royalty on metals	0.12	0.08	36
Unit net cash costs	1.57	2.11	898
Depreciation and amortization	0.29	0.20	85
Noncash and other costs, net	0.21	0.14	60
Total unit costs	2.07	2.45	1,043
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	(2)
PT Smelting intercompany profit	0.01	0.01	1
Gross profit per pound/ounce	$1.21	$0.83	$349

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$2,842	$1,623	$173
Treatment charges	(135)	—	—
Royalty on metals	(74)	—	—
Noncash and other costs, net	—	123	—
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	—
PT Smelting intercompany profit	—	(3)	—
Indonesia mining	2,633	1,743	173
Other mining & eliminations[b]	10,888	6,774	865
Total mining	13,521	8,517	1,038
U.S. oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a. Includes silver sales of 1.8 million ounces ($22.55 per ounce average realized price).
b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$350	$350	$82	$432

Site production and delivery, before net noncash
and other costs shown below	181	158	44	202
Cobalt credits[b]	(64)	—	—	—
Royalty on metals	8	6	2	8
Net cash costs	125	164	46	210
Depreciation, depletion and amortization	58	49	9	58
Noncash and other costs, net	4	4	—	4
Total costs	187	217	55	272
Revenue adjustments, primarily for pricing
on prior period open sales	1	1	3	4
Gross profit	$164	$134	$30	$164

Copper sales (millions of recoverable pounds)	112	112
Cobalt sales (millions of contained pounds)			8

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.11	$3.11	$9.99

Site production and delivery, before net noncash
and other costs shown below	1.61	1.40	5.32
Cobalt credits[b]	(0.58)	—	—
Royalty on metals	0.07	0.06	0.18
Unit net cash costs	1.10	1.46	5.50
Depreciation, depletion and amortization	0.51	0.43	1.06
Noncash and other costs, net	0.05	0.04	0.10
Total unit costs	1.66	1.93	6.66
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	0.39
Gross profit per pound	$1.46	$1.19	$3.72

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$432	$202	$58
Royalty on metals	(8)	—	—
Noncash and other costs, net	—	4	—
Revenue adjustments, primarily for pricing
on prior period open sales	4	—	—
Africa mining	428	206	58
Other mining & eliminations[c]	4,278	2,674	380
Total mining	4,706	2,880	438
U.S. oil & gas operations	990	273	812
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,696	$3,152	$1,253

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$374	$374	$53	$427

Site production and delivery, before net noncash
and other costs shown below	168	162	25	187
Cobalt credits[b]	(32)	—	—	—
Royalty on metals	8	7	1	8
Net cash costs	144	169	26	195
Depreciation, depletion and amortization	64	56	8	64
Noncash and other costs, net	3	2	1	3
Total costs	211	227	35	262
Revenue adjustments, primarily for pricing
on prior period open sales	3	3	(2)	1
Gross profit	$166	$150	$16	$166

Copper sales (millions of recoverable pounds)	118	118
Cobalt sales (millions of contained pounds)			6

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.19	$3.19	$8.57

Site production and delivery, before net noncash
and other costs shown below	1.43	1.38	4.14
Cobalt credits[b]	(0.27)	—	—
Royalty on metals	0.07	0.06	0.13
Unit net cash costs	1.23	1.44	4.27
Depreciation, depletion and amortization	0.55	0.48	1.37
Noncash and other costs, net	0.02	0.02	0.06
Total unit costs	1.80	1.94	5.70
Revenue adjustments, primarily for pricing
on prior period open sales	0.03	0.03	(0.27)
Gross profit per pound	$1.42	$1.28	$2.60

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$427	$187	$64
Royalty on metals	(8)	—	—
Noncash and other costs, net	—	3	—
Revenue adjustments, primarily for pricing
on prior period open sales	1	—	—
Africa mining	420	190	64
Other mining & eliminations[c]	4,569	2,852	289
Total mining	4,989	3,042	353
U.S. oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2014
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$972	$972	$222	$1,194

Site production and delivery, before net noncash
and other costs shown below	477	420	120	540
Cobalt credits[b]	(161)	—	—	—
Royalty on metals	22	18	4	22
Net cash costs	338	438	124	562
Depreciation, depletion and amortization	172	148	24	172
Noncash and other costs, net	16	14	2	16
Total costs	526	600	150	750
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	2	1
Gross profit	$445	$371	$74	$445

Copper sales (millions of recoverable pounds)	314	314
Cobalt sales (millions of contained pounds)			23

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.09	$3.09	$9.68

Site production and delivery, before net noncash
and other costs shown below	1.51	1.33	5.24
Cobalt credits[b]	(0.51)	—	—
Royalty on metals	0.07	0.06	0.16
Unit net cash costs	1.07	1.39	5.40
Depreciation, depletion and amortization	0.55	0.47	1.04
Noncash and other costs, net	0.05	0.05	0.10
Total unit costs	1.67	1.91	6.54
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	0.09
Gross profit per pound	$1.42	$1.18	$3.23

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,194	$540	$172
Royalty on metals	(22)	—	—
Noncash and other costs, net	—	16	—
Revenue adjustments, primarily for pricing
on prior period open sales	1	—	—
Africa mining	1,173	556	172
Other mining & eliminations[c]	11,543	7,504	1,006
Total mining	12,716	8,060	1,178
U.S. oil & gas operations	3,487	913	2,044
Corporate, other & eliminations	—	(2)	10
As reported in FCX’s consolidated financial statements	$16,203	$8,971	$3,232

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XXIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues, Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2013
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$1,101	$1,101	$140	$1,241

Site production and delivery, before net noncash
and other costs shown below	488	465	76	541
Cobalt credits[b]	(90)	—	—	—
Royalty on metals	23	20	3	23
Net cash costs	421	485	79	564
Depreciation, depletion and amortization	179	163	16	179
Noncash and other costs, net	19	17	2	19
Total costs	619	665	97	762
Revenue adjustments, primarily for pricing
on prior period open sales	2	2	3	5
Gross profit	$484	$438	$46	$484

Copper sales (millions of recoverable pounds)	342	342
Cobalt sales (millions of contained pounds)			17

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.22	$3.22	$8.10

Site production and delivery, before net noncash
and other costs shown below	1.43	1.36	4.40
Cobalt credits[b]	(0.26)	—	—
Royalty on metals	0.06	0.06	0.14
Unit net cash costs	1.23	1.42	4.54
Depreciation, depletion and amortization	0.52	0.48	0.97
Noncash and other costs, net	0.06	0.05	0.09
Total unit costs	1.81	1.95	5.60
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	0.14
Gross profit per pound	$1.42	$1.28	$2.64

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,241	$541	$179
Royalty on metals	(23)	—	—
Noncash and other costs, net	—	19	—
Revenue adjustments, primarily for pricing
on prior period open sales	5	—	—
Africa mining	1,223	560	179
Other mining & eliminations[c]	12,298	7,957	859
Total mining	13,521	8,517	1,038
U.S. oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

c. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XXX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In Millions)	2014	2013

Revenues, excluding adjustments[a]	$184	$132

Site production and delivery, before net noncash
and other costs shown below	83	75
Treatment charges and other	11	11
Net cash costs	94	86
Depreciation, depletion and amortization	25	21
Noncash and other costs, net	3	7
Total costs	122	114
Gross profit	$62	$18

Molybdenum sales (millions of recoverable pounds)[a]	13	12

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$13.93	$10.92

Site production and delivery, before net noncash
and other costs shown below	6.29	6.27
Treatment charges and other	0.83	0.88
Unit net cash costs	7.12	7.15
Depreciation, depletion and amortization	1.89	1.71
Noncash and other costs, net	0.21	0.54
Total unit costs	9.22	9.40
Gross profit per pound	$4.71	$1.52

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Three Months Ended September 30, 2014	Revenues	and Delivery	Amortization
Totals presented above	$184	$83	$25
Treatment charges and other	(11)	—	—
Noncash and other costs, net	—	3	—
Molybdenum mines	173	86	25
Other mining & eliminations[b]	4,533	2,794	413
Total mining	4,706	2,880	438
U.S. oil & gas operations	990	273	812
Corporate, other & eliminations	—	(1)	3
As reported in FCX’s consolidated financial statements	$5,696	$3,152	$1,253

Three Months Ended September 30, 2013
Totals presented above	$132	$75	$21
Treatment charges and other	(11)	—	—
Noncash and other costs, net	—	7	—
Molybdenum mines	121	82	21
Other mining & eliminations[b]	4,868	2,960	332
Total mining	4,989	3,042	353
U.S. oil & gas operations	1,176	288	563
Corporate, other & eliminations	—	2	3
As reported in FCX’s consolidated financial statements	$6,165	$3,332	$919

a. Reflects sales of the molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the molybdenum mines and by certain of the North and South America copper mines.

XXXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In Millions)	2014	2013

Revenues, excluding adjustments[a]	$502	$443

Site production and delivery, before net noncash
and other costs shown below	237	229
Treatment charges and other	33	35
Net cash costs	270	264
Depreciation, depletion and amortization	71	62
Noncash and other costs, net	6	11
Total costs	347	337
Gross profit	$155	$106

Molybdenum sales (millions of recoverable pounds)[a]	40	37

Gross profit per pound of molybdenum:

Revenues, excluding adjustments[a]	$12.56	$11.87

Site production and delivery, before net noncash
and other costs shown below	5.92	6.15
Treatment charges and other	0.84	0.93
Unit net cash costs	6.76	7.08
Depreciation, depletion and amortization	1.77	1.66
Noncash and other costs, net	0.14	0.29
Total unit costs	8.67	9.03
Gross profit per pound	$3.89	$2.84

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Nine Months Ended September 30, 2014	Revenues	and Delivery	Amortization
Totals presented above	$502	$237	$71
Treatment charges and other	(33)	—	—
Noncash and other costs, net	—	6	—
Molybdenum mines	469	243	71
Other mining & eliminations[b]	12,247	7,817	1,107
Total mining	12,716	8,060	1,178
U.S. oil & gas operations	3,487	913	2,044
Corporate, other & eliminations	—	(2)	10
As reported in FCX’s consolidated financial statements	$16,203	$8,971	$3,232

Nine Months Ended September 30, 2013
Totals presented above	$443	$229	$62
Treatment charges and other	(35)	—	—
Noncash and other costs, net	—	11	—
Molybdenum mines	408	240	62
Other mining & eliminations[b]	13,113	8,277	976
Total mining	13,521	8,517	1,038
U.S. oil & gas operations	1,512	377	732
Corporate, other & eliminations	3	10	8
As reported in FCX’s consolidated financial statements	$15,036	$8,904	$1,778

a. Reflects sales of the molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the molybdenum mines and by certain of the North and South America copper mines.

XXXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Three Months Ended September 30, 2014
				Total
		Natural		U.S. Oil
(In Millions)	Oil	Gas	NGLs	& Gas
Oil and gas revenues before derivatives	$821	$81	$23	$925	[a]
Realized cash losses on derivative contracts	(58)	—	—	(58)
Realized revenues	$763	$81	$23	867
Less: cash production costs				263	[a]
Cash operating margin				604
Less: depreciation, depletion and amortization (DD&A) before impairment				504
Less: impairment of oil and gas properties				308
Less: accretion and other costs				10
Plus: net noncash mark-to-market gains on derivative contracts				122
Plus: other net adjustments				1
Gross loss				$(95)

Oil (MMBbls)	8.6
Gas (Bcf)		20.2
NGLs (MMBbls)			0.6
Oil Equivalents (MMBOE)				12.5

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$95.35	$4.00	$39.69	$73.70	[a]
Realized cash (losses) gains on derivative contracts	(6.77)	0.02	—	(4.62)
Realized revenues	$88.58	$4.02	$39.69	69.08
Less: cash production costs				20.93	[a]
Cash operating margin				48.15
Less: DD&A before impairment				40.12
Less: impairment of oil and gas properties				24.59
Less: accretion and other costs				0.85
Plus: net noncash mark-to-market gains on derivative contracts				9.73
Plus: other net adjustments				0.09
Gross loss				$(7.59)

Reconciliation to Amounts Reported
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Totals presented above	$925	$263	$504
Realized cash losses on derivative contracts	(58)	—	—
Net noncash mark-to-market gains on derivative contracts	122	—	—
Accretion and other costs	—	10	—
Impairment of oil and gas properties	—	—	308
Other net adjustments	1	—	—
U.S. oil & gas operations	990	273	812
Total mining[b]	4,706	2,880	438
Corporate, other & eliminations	—	(1)	3
As reported in FCX's consolidated financial statements	$5,696	$3,152	$1,253

a. Following is a summary of average realized price and cash production costs per BOE by region.

	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	6,905	$555	$80.36	$107		$15.39
California	3,615	311	86.03	137		37.96
Haynesville/Madden/Other[c]	2,024	59	28.92	19		9.41
	12,544	$925	73.70	$263		20.93

b. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.
c. Includes volume adjustments related to Eagle Ford's pre-close sales totaling 113 MBOE, revenues of $12 million and cash production credits of $3 million. Excluding these amounts, average realized price was $24.51 per BOE and cash production costs were $11.55 per BOE.

XXXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Three Months Ended September 30, 2013
				Total
		Natural		U.S. Oil
(In Millions)	Oil	Gas	NGLs	& Gas
Oil and gas revenues before derivatives	$1,220	$86	$39	$1,345	[a]
Realized cash (losses) gains on derivative contracts	(19)	7	—	(12)
Realized revenues	$1,201	$93	$39	1,333
Less: cash production costs				277	[a]
Cash operating margin				1,056
Less: depreciation, depletion and amortization				563
Less: accretion and other costs				11
Plus: net noncash mark-to-market losses on derivative contracts				(158)
Plus: other net adjustments				1
Gross profit				$325

Oil (MMBbls)	11.5
Gas (Bcf)		23.5
NGLs (MMBbls)			1.0
Oil Equivalents (MMBOE)				16.5

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$106.00	$3.67	$37.16	$81.67	[a]
Realized cash (losses) gains on derivative contracts	(1.67)	0.30	—	(0.74)
Realized revenues	$104.33	$3.97	$37.16	80.93	[a]
Less: cash production costs				16.80
Cash operating margin				64.13
Less: depreciation, depletion and amortization				34.15
Less: accretion and other costs				0.70
Plus: net noncash mark-to-market losses on derivative contracts				(9.58)
Plus: other net adjustments				0.06
Gross profit				$19.76

Reconciliation to Amounts Reported
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Totals presented above	$1,345	$277	$563
Realized cash losses on derivative contracts	(12)	—	—
Net noncash mark-to-market losses on derivative contracts	(158)	—	—
Accretion and other costs	—	11	—
Other net adjustments	1	—	—
U.S. oil & gas operations	1,176	288	563
Total mining[b]	4,989	3,042	353
Corporate, other & eliminations	—	2	3
As reported in FCX's consolidated financial statements	$6,165	$3,332	$919

a. Following is a summary of average realized price and cash production costs per BOE by region.

	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	6,686	$596	$89.05	$93		$14.00
California	3,588	354	98.75	109		30.22
Haynesville/Madden/Other	1,980	44	22.08	23		11.58
Eagle Ford	4,209	351	83.47	52		12.30
	16,463	$1,345	81.67	$277		16.80

b. Represents the combined total for mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XII.

XXXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

U.S. Oil & Gas Product Revenues, Cash Production Costs and Realizations

Nine Months Ended September 30, 2014
				Total
		Natural		U.S. Oil
(In Millions)	Oil	Gas	NGLs	& Gas
Oil and gas revenues before derivatives	$3,155	$275	$111	$3,541	[a]
Realized cash losses on derivative contracts	(173)	(13)	—	(186)
Realized revenues	$2,982	$262	$111	3,355
Less: cash production costs				875	[a]
Cash operating margin				2,480
Less: depreciation, depletion and amortization (DD&A) before impairment				1,736
Less: impairment of oil and gas properties				308
Less: accretion and other costs				38
Plus: net noncash mark-to-market gains on derivative contracts				130
Plus: other net adjustments				2
Gross profit				$530

Oil (MMBbls)	32.1
Gas (Bcf)		59.9
NGLs (MMBbls)			2.7
Oil Equivalents (MMBOE)				44.7

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMBtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$98.41	$4.58	$41.77	$79.20	[a]
Realized cash losses on derivative contracts	(5.41)	(0.21)	—	(4.16)
Realized revenues	$93.00	$4.37	$41.77	75.04
Less: cash production costs				19.57	[a]
Cash operating margin				55.47
Less: DD&A before impairment				38.81
Less: impairment of oil and gas properties				6.90
Less: accretion and other costs				0.86
Plus: net noncash mark-to-market gains on derivative contracts				2.90
Plus: other net adjustments				0.05
Gross profit				$11.85

Reconciliation to Amounts Reported
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Totals presented above	$3,541	$875	$1,736
Realized cash losses on derivative contracts	(186)	—	—
Net noncash mark-to-market gains on derivative contracts	130	—	—
Accretion and other costs	—	38	—
Impairment of oil and gas properties	—	—	308
Other net adjustments	2	—	—
U.S. oil & gas operations	3,487	913	2,044
Total mining[b]	12,716	8,060	1,178
Corporate, other & eliminations	—	(2)	10
As reported in FCX's consolidated financial statements	$16,203	$8,971	$3,232

a. Following is a summary of average realized price and cash production costs per BOE by region.
	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	20,068	$1,706	$84.99	$299		$14.88
California	10,744	974	90.70	402		37.40
Haynesville/Madden/Other[c]	5,198	151	28.93	61		11.85
Eagle Ford	8,694	710	81.66	113		12.97
	44,704	$3,541	79.20	$875		19.57

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.
c. Includes volume adjustments related to Eagle Ford's pre-close sales totaling 113 MBOE, revenues of $12 million and cash production credits of $3 million. Excluding these amounts, the average realized price was $27.27 per BOE and cash production costs were $12.70 per BOE.

XXXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Oil & Gas Product Revenues, Cash Production Costs and Realizations

Four months from June 1, 2013 to September 30, 2013

		Natural		Total
(In Millions)	Oil	Gas	NGLs	Oil & Gas
Oil and gas revenues before derivatives	$1,550	$116	$50	$1,716	[a]
Realized cash (losses) gains on derivative contracts	(18)	7	—	(11)
Realized revenues	$1,532	$123	$50	1,705
Less: cash production costs				360	[a]
Cash operating margin				1,345
Less: depreciation, depletion and amortization				732
Less: accretion and other costs				17
Plus: net noncash mark-to-market losses on derivative contracts				(194)
Plus: other net adjustments				1
Gross profit				$403

Oil (MMBbls)	14.9
Gas (Bcf)		31.3
NGLs (MMBbls)			1.3
Oil Equivalents (MMBOE)				21.5

	Oil	Natural Gas	NGLs
	(per barrel)	(per MMbtu)	(per barrel)	Per BOE
Oil and gas revenues before derivatives	$103.96	$3.70	$36.70	$79.89	[a]
Realized cash (losses) gains on derivative contracts	(1.20)	0.24	—	(0.49)
Realized revenues	$102.76	$3.94	$36.70	79.40
Less: cash production costs				16.76	[a]
Cash operating margin				62.64
Less: depreciation, depletion and amortization				34.07
Less: accretion and other costs				0.80
Plus: net noncash mark-to-market losses on derivative contracts				(9.04)
Plus: other net adjustments				0.04
Gross profit				$18.77

Reconciliation to Amounts Reported for the Nine Months Ended September 30, 2013
(In Millions)	Revenues	Production and Delivery	Depreciation, Depletion and Amortization
Totals presented above	$1,716	$360	$732
Realized cash losses on derivative contracts	(11)	—	—
Net noncash mark-to-market losses on derivative contracts	(194)	—	—
Accretion and other costs	—	17	—
Other net adjustments	1	—	—
U.S. oil & gas operations	1,512	377	732
Total mining[b]	13,521	8,517	1,038
Corporate, other & eliminations	3	10	8
As reported in FCX's consolidated financial statements	$15,036	$8,904	$1,778

a. Following is a summary of average realized price and cash production costs per BOE by region.

	MBOE	Revenues (in millions)	Average Realized Price per BOE	Cash Production Costs (in millions)		Cash Production Costs per BOE
Gulf of Mexico	8,591	$745	$86.61	$120		$14.01
California	4,719	461	97.71	144		30.40
Haynesville/Madden/Other	2,667	60	22.52	28		10.38
Eagle Ford	5,491	450	81.95	68		12.42
	21,468	$1,716	79.89	$360		16.76

b. Represents the combined total for all other mining operations and the related eliminations, as presented in the supplemental schedule, “Business Segments,” beginning on page XIII.

XXXVI